As Filed with the Securities and Exchange Commission on May 27, 2008
Registration No. 333-148644

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Nevada	1000	87-0577390
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Enrique Foster Sur 20, Piso 19
Las Condes, Santiago
Chile
(56 2) 231-5780
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Charles E. Jenkins, CFO
Suite 2150--1188 West Georgia Street
Vancouver, B.C.
Canada V6E 4A2
(604) 408-2333
(Name, address, including zip code, and telephone number
including area code, of agents for service)

Copies to:
Ronald N. Vance, P.C.
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
(801) 446-8802
(801) 446-8803 (fax)
ron@vancelaw.us

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.001 par value issuable upon conversion of Class A Convertible Preferred Stock	625,000	(3)	$1.15	(4)	$718,750	(4)	$84.60	(4)
Common Stock, $.001 par value issuable upon exercise of $0.50 warrants	6,875,000	(5)	$1.15	(4)	$7,906,250	(4)	$930.57	(4)
Common Stock, $.001 par value issuable upon conversion of Class A Convertible Preferred Stock	375,000	(6)	$1.03		$386,250		$11.86
Common Stock, $.001 par value	6,210,000	(7)	$1.03		$6,396,300		$196.37
Common Stock, $.001 par value issuable upon exercise of $0.60 warrants	5,847,600	(8)	$1.03		$6,023,028		$184.91
Common Stock, $.001 par value issuable upon exercise of options	850,000	(9)	$1.03		$875.500		$26.88
TOTALS	20,782,600						$876.62	(10)

(1) The shares of our common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus upon the conversion of outstanding convertible preferred stock and upon the exercise of outstanding warrants. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

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(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). The average bid and asked prices as reported by the OTC Bulletin Board as of January 8, 2008, were $1.02 and $1.04 per share.
(3) Represents shares issuable upon conversion of remaining outstanding Class A Convertible Preferred Stock as originally registered on Registration Statement No. 333-129347, which was declared effective on August 14, 2006, and for which amended registration statements were declared effective on December 7, 2006, and April 20, 2007.
(4) Pursuant to Rule 457(o) based on $1.15 per share, the maximum aggregate offering price of all securities listed in the “Calculation of Registration Fee” table for the securities previously registered on Registration Statement No. 333-129347. A registration fee of $1,862 was paid for all the securities registered on that registration statement, of which $1,015.17 is transferred and carried forward to this registration statement, pursuant to Rule 429 under the Securities Act.
(5) Represents shares underlying warrants issued by the registrant to selling stockholders in connection with private placements, as originally registered on Registration Statement No. 333-129347.
(6) Represents additional shares issuable upon conversion of the remaining Class A Convertible Preferred Stock, after giving effect to certain repricing protections, as discussed more fully in the registrant’s current report on Form 8-K filed October 4, 2007.
(7) Represents outstanding shares of common stock issued in private offerings and held by the selling stockholders.
(8) Represents shares underlying warrants issued in private offerings.
(9) Represents shares issuable upon exercise of outstanding options issued in a private offering.
(10) A portion of these securities was previously registered on Registration Statement No. 333-129347, which was declared effective on August 14, 2007. A registration fee of $1,862 was paid for all of the securities registered on that registration statement, of which $1,015.17 is transferred and carried forward to this registration statement, pursuant to Rule 429 under the Securities Act, leaving a balance of $876.62 for the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and other offerings registered on earlier registration statements. The combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as a post-effective amendment to, Registration Statement No. 333-129347. Any of the previously registered securities that are or were offered or sold before the effective date of this registration statement shall not be included in any prospectus hereunder.

Explanation

This registration statement was originally filed on Form SB-2. Form SB-2 was rescinded by the Commission effective February 4, 2008. Pursuant to SEC Release No. 33-8876 dated December 19, 2007, this amendment is filed on Form S-1. Nevertheless, the disclosure format and content of this amendment are based on the SB-2 form in accordance with Section IV of the release.

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White Mountain Titanium Corporation

20,752,600 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 20,752,600 shares of our common stock. The shares being offered include 14,572,600 shares reserved for issuance upon conversion of our Class A Convertible Preferred Stock and upon exercise of warrants and options that we have issued to the selling stockholders.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. There will be no underwriter’s discounts or commissions, except for the charges to a selling stockholder for sales through a broker-dealer. All net proceeds from a sale will go to the selling stockholder and not to us. We will pay the expenses of registering these shares.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “WMTM.” On May 15, 2008, the closing bid price as so reported was $1.10 per share.

Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2008

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

White Mountain Titanium Corporation

White Mountain Titanium Corporation was incorporated under the laws of the State of Nevada on April 24, 1998. From approximately 2000 until 2004, we had no business operations and no source of generating revenues. We were a non-reporting shell company between 2000 and February 2004 when we entered into a reverse acquisition with GreatWall Minerals, Ltd., an Idaho corporation. In February 2004 we merged with GreatWall which had had an on-going interest in the natural resources sector in Chile for several years and in 2003 had entered into an agreement to acquire a core holding of Cerro Blanco mining concessions through its 100% owned Chilean subsidiary, Compañía Minera Rutile Resources Limitada. In September 2005 we completed the purchase of these mining concessions.

The mining concessions now consist of 33 registered mining exploitation concessions, and 5 exploration concessions, over approximately 8,225 hectares located approximately 39 kilometers west of the City of Vallenar in the Atacama, or Region III, geographic region of northern Chile. We are in the exploration stage, which means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced. We are conducting a drilling campaign and pre-feasibility work in preparation for a feasibility study to determine whether the concessions contain commercially viable ore reserves. If we are successful in obtaining a feasibility study which supports commercially viable ore reserves, we intend to exploit the concessions and to produce titanium dioxide concentrate through conventional open pit mining and minerals processing. Our business plan is to explore solely for titanium deposits or reserves on the Cerro Blanco mining concessions. If this exploration program is unsuccessful, we will be unable to continue operations.

We have produced no revenues, have achieved losses since inception, have no operations, and currently rely upon the sale of our securities to fund our operations. We estimate the cost to take the Cerro Blanco project to the point of commissioning a final engineering feasibility study at approximately $2,770,000. This figure excludes general and administrative expenses. As of May 15, 2008, our cash position was $1,665,750. We currently do not have sufficient capital to complete this plan and estimate that we will require additional financing to do so.

Over the next twelve to twenty-four months we have two principal objectives: to advance the project towards a final engineering feasibility level and to secure off-take contracts for the planned rutile concentrate output. We also continue to investigate the commercial viability of producing a feldspar co-product. The feldspar could find applications in the glass and ceramics industries.

On July 11, 2005, we closed the Securities Purchase Agreement with a Cayman Island institutional investor, Rubicon Master Fund, which is referenced herein as Rubicon, on $5,000,000 in equity financing and issued to Rubicon 6,250,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock. Each share of Class A Convertible Preferred Stock is convertible into our common shares at the effective rate of one share of our common stock for each share of the preferred stock converted and each warrant is exercisable at $0.50 per share (previously $1.25 per share) at any time through July 11, 2009. The conversion ratio of the Class A Convertible Preferred Stock is determined according to a formula computed by dividing the stated value of the preferred stock, which is designated as $0.80 per share, by the conversion price of the preferred stock, which is designated as $0.80 per share, subject to adjustment in the event of certain transactions. The conversion price is subject to adjustment if we sell shares of our common stock for less than $0.80 per share, grant options or other convertible securities exercisable or convertible at less than $0.80 per share, or in the event of a subdivision or combination of our outstanding shares of common stock. Any sale of our common stock at less than $0.80 per share will result in a reduction of the conversion price equal to the reduced sale price of the common stock.

On September 7, 2005, we amended the Securities Purchase Agreement with Rubicon to include a transaction with Phelps Dodge Corporation, now a wholly-owned subsidiary of Freeport-McMoRan Copper & Gold Inc. and the prior owner of our initial mining concessions, hereafter referred to as Phelps Dodge, in which we issued 625,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 625,000 shares of our common stock under identical terms as with Rubicon. These securities were issued in satisfaction of the final payment of $500,000 due to Phelps Dodge in connection with the purchase of the initial Cerro Blanco mining concessions.

On May 5, 2006, we entered into an amendment to the Securities Purchase Agreement with Rubicon and Phelps Dodge. The amendment was necessitated by our inability to obtain effectiveness of the registration statement of which this prospectus is a part by January 31, 2006, as required in the agreement. Pursuant to the amendment, we issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in settlement of the breach of this provision of the agreement by us. In addition, we eliminated any further damages provisions pertaining to the effectiveness of the registration statement and the need to obtain a listing of our common stock on a Canadian exchange. The shares issued to Rubicon and Phelps Dodge have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On or about September 30, 2007, Rubicon converted all of the Class A Convertible Preferred Stock and sold all of the common shares issued upon the conversion.

On August 15, 2007, we completed a private placement equity financing wherein we issued 5,770,000 units at US$0.50 per unit, each unit consisting of one common share and one common share purchase warrant. Each warrant is exercisable at $0.60 per share at any time through August 31, 2010. In addition, 77,600 warrants were issued to a consultant in connection with the private placement.

Pursuant to the terms of the Securities Purchase Agreement that we entered into with Rubicon and Phelps Dodge, we are required to file and maintain the effectiveness of the registration statement of which this prospectus is a part with the Securities and Exchange Commission and register the resale of the securities included in this prospectus.

Our principal executive offices are located at Suite 2150--1188 West Georgia Street, Vancouver, B.C., Canada V6E 4A2. Our telephone number is (604) 408-2333. Our Internet address is www.wmtcorp.com . The information on our Internet website is not incorporated by reference in this prospectus.

The Offering

Common stock offered by selling stockholders
Up to 1,000,000 shares of common stock underlying Class A Convertible Preferred Stock; and

Up to 6,875,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.50 per share;

Up to 5,847,600 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.60 per share;

Up to 850,000 shares of common stock issuable upon exercise of options at $2.00 per share; and

Up to 6,180,000 outstanding shares of common stock.

Common stock to be outstanding after the offering	Up to 43,761,733 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants or options. We expect to use the proceeds received from the exercise of the warrants and options, if any, for general working capital purposes.

OTC Bulletin Board trading symbol	WMTM

The above information regarding common stock to be outstanding after the offering is based on 29,189,133 shares of common stock outstanding as of May 15, 2008, and assumes the subsequent conversion of our issued and outstanding Class A Convertible Preferred Stock and exercise of warrants and options by our selling stockholders.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Company and its Business:

Our independent auditor has stated there is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of and for the three months ended March 31, 2008, were prepared assuming that we would continue as a going concern. Our significant losses from operations as of March 31, 2008, raised substantial doubt about our ability to continue as a going concern. If the going-concern assumption were not appropriate for our financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used. Since March 31, 2008, we have continued to experience losses from operations. In July 2005 we completed a financing with Rubicon in which we raised $5,000,000 through the sale of preferred stock and warrants and in September 2005 we satisfied our obligation to pay $500,000 for our Cerro Blanco mining concessions through the issuance of preferred stock and warrants. On September 6, 2007, we closed a private placement of 5,070,000 units at an offering price of $0.50 per unit for net proceeds of $2,340,684. While management believes that these transactions will satisfy our cash needs to complete much of our planned mineral exploration activities toward commissioning a feasibility study on our mining concessions, we anticipate that we will require additional funding to commence and complete the study. Our ability to continue as a going concern following the completion of the feasibility study on our mining concessions is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have an absence of historical revenues and no current prospects for future revenues. We also have a history of losses which we expect to continue into the future. In the event our current cash resources are insufficient to meet our obligations through the exploration stage, we will either have to suspend or cease operations, in which case you will lose your investment.

We have been engaged in the exploration of minerals for several years and have not generated any historical revenues relating to our mineral exploration activities. Including approximately $2,118,220 of stock-based compensation expense, we have incurred cumulative net losses of $13,645,314 from these activities through March 31, 2008, and anticipate a net loss until we are able to commence principal mining operations, if ever. During this exploration stage we have no source of funding to satisfy our cash needs except for our existing cash resources, which management estimates will be sufficient to meet our cash needs to complete substantially all of our planned mineral exploration activities through to commissioning a feasibility study. The scope and cost of a feasibility study will be dependent upon factors such as plant size and process recovery design, neither of which will be known until further metallurgical testing and product marketing are completed. As such we have no plans for revenue generation and we do not anticipate revenues from operations unless we are able to locate an economic ore body, and are able to sell the concentrate. There is no assurance that managements’ estimates of the costs of exploration are accurate, or that contingences will not occur which will increase the costs of exploration. Even if we locate an ore body, we may not achieve or sustain profitability in the future. If we do not begin to generate revenues or find alternate sources of capital before our current cash resources expire, we will either have to suspend or cease operations, in which case you will lose your investment.

Because of the speculative nature of exploration of mining concessions, and our reliance on a single mining project, there is a substantial risk that our business may fail.

Exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore. The likelihood of our mining concessions containing economic mineralization or reserves, or our ability to produce a rutile concentrate meeting buyers’ specifications for particle size, concentrate levels, or calcium and impurities, is not assured. The Cerro Blanco property is our only mining project and may not contain any reserves, in which event the funds that we spend on exploration would be lost and we would be forced to cease operations. Our business plan is to explore solely for titanium deposits or reserves on the Cerro Blanco mining concessions. If this exploration program is unsuccessful, we will be unable to continue operations and you will lose your entire investment.

Even if we discover commercial reserves of titanium on the Cerro Blanco property, we may not be able to successfully commence commercial production unless we receive additional funds, for which there is no present arrangements or agreements.

The Cerro Blanco property does not contain any known ore reserves. We estimate that our current operating funds are sufficient to complete all intended exploration of the Cerro Blanco property, but we may encounter contingencies or additional costs not presenting contemplated. We currently do not have any operations and we have no income. As well, we will not receive any funds from this offering. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore, and to construct mining and processing facilities. If our exploration programs are successful in establishing titanium dioxide reserves of commercial tonnage and grade, we will require additional funds in order to place the mining concessions into commercial production. At present we do not have any source of this additional funding and there is no assurance that we will be able to obtain such financing.

The most likely source of future funds presently available to us to commence commercial production is through the sale of equity capital. However, we do not currently have any arrangements in this regard. Any sale of equity securities will result in dilution to existing shareholders. In the event we are unsuccessful in raising sufficient funds through an equity offering, the only other anticipated alternatives for the financing of commercial production would be to locate a joint venture partner to provide a portion or all of the required financing or through the sale of a partial interest in the Cerro Blanco property to a third party in exchange for cash or production expenditures. We presently have no sources for this type of alternative financing.

Because we have not secured water rights and access to utilities for development of our mining concessions, there is no assurance that we would be able to develop the property.

We are subject to factors beyond our control, such as production costs, including the availability of adequate and cost-effective supplies of electricity, water, and diesel fuel to run the heavy equipment and backup generators. We have no current arrangements to provide electricity, water, or diesel fuel. While we believe that we have various alternatives available to us with respect to negotiating these arrangements , there is no assurance that we will be able to do so, or that the terms and costs of such arrangement or agreement will be satisfactory to us or within our current operating budget. Our inability to secure these items, or to obtain them at a reasonable cost, could affect our ability to proceed with the project if commercial reserves of titanium are discovered.

Even if we are able to commence commercial production, we do not have any agreements or arrangements for anyone to purchase any titanium dioxide concentrates produced from our mining concessions.

A significant risk affecting the titanium metal industry is the historically divergent fluctuations in demand for titanium. In large part the fluctuations for titanium metal are due to changes in requirements for both military and commercial aircraft. The demand for titanium dioxide pigment is subject to changes in the economy affecting the use of paint and other products using this mineral. We have no control over the demand for titanium. We do not have any agreements or arrangements for the sale of any titanium dioxide concentrate mined from our property, should commercial production commence. If the market for titanium and pigments experiences a down-turn, we may not be able to find a market for our titanium dioxide concentrate or sell it at commercially acceptable prices which would justify continuing operations. In such event, we may be required to suspend or terminate any production operations.

Commodity prices, including those for industrial minerals such as titanium dioxide, are subject to fluctuation based on factors that are not within our control, and a significant reduction in the commodity price for titanium dioxide could have a material negative impact on our ability to continue our exploration of our mining concessions or to raise operating funds.

Titanium dioxide pigment is used in a number of products, primarily paint and coatings, paper, and plastics, while titanium metal is used largely in the commercial airline, aerospace and defense industries. Any decline in the economy of these products or industries could have a material impact on the value of titanium. In addition, there are newly developing low-cost methods for developing titanium metal which may have an impact on the price of titanium. Also, there are existing lower-cost substitutes for titanium. For example, titanium competes with aluminum, composites, intermetallics, steel, and super alloys in high-strength applications. There are also a number of lower-cost ores which can be substituted for titanium in applications that require corrosion resistance or which can be used as a white pigment. Management is unable to presently predict the effect a decline in the economy or the use of titanium substitutes may have on the price of titanium in the future.

We have no full-time employees, other than our President and his assistant, and are dependent on our directors, officers and third-party contractors. We do not have long-term agreements with any of these parties and the loss of current management, or the inability to retain suitable third-party contractors, could delay our business plan or increase the costs associated with our plan.

Other than our President, Michael Kurtanjek, and his assistant, we have no full-time employees and rely heavily and are wholly dependent upon the personal efforts and abilities of our other officers and directors, each of whom, excepting our President, devotes less than all of his or her time and efforts to our operations. Because these individuals work only part-time, instances may occur where the appropriate individuals are not immediately available to provide solutions to problems or address concerns that arise in the course of us conducting our business and thus adversely affect our business. The loss of any one of these individuals could adversely affect our business. We have consulting agreements with an entity partly owned by Brian Flower, our Chairman, and with another, family owned entity of Howard Crosby, one of our directors, but save for a non-exclusive consulting agreement with Michael Kurtanjek, our President, and a management services agreement with Charles E. Jenkins, our Chief Financial Officer, we do not have employment agreements directly with any of our officers or directors. We also do not maintain key-man insurance on any of them. We may not be able to hire and retain such personnel in the future to replace these individuals if they become unavailable for any reason.

We will also be dependent upon the services of outside geologists, metallurgists, engineers, and other independent contractors to conduct our drilling program, develop our pilot plant, and conduct the various studies required to complete exploration of our mining concessions. In addition, we do not have any agreements or arrangements for the necessary managers and employees who will be necessary to operate the mine if commercial production commences. We do not have any existing contracts for these services or employees.

If we are able to commence commercial production, we will be in competition with a number of other companies, most of which are better financed than are we.

The market for titanium dioxide, as with other minerals, is intensely competitive and dominated, in this case, by a small number of large, well-established and well-financed companies, including Iluka Resources Inc., a subsidiary of Iluka Resources Ltd., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S, which represent the world leaders in production of titanium mineral concentrates, as well as smaller titanium producers. All of the major competitors have longer operating histories and greater financial, technical, sales and mining resources than do we. Management cannot guarantee that should we commence mining operations, we will be able to compete successfully against other current mining companies.

Risks Relating to Our Current Financing Arrangements:

There are a large number of shares underlying our Class A Convertible Preferred Stock and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of May 15, 2008, we had 29,189,133 shares of common stock issued and outstanding, 625,000 outstanding shares of Class A Convertible Preferred Stock issued in September 2005 that may be converted into an estimated 1,000,000 shares of common stock, outstanding warrants issued in July and September 2005 to purchase 6,875,000 shares of common stock, and outstanding warrants issued in July 2005 to purchase 300,000 shares of common stock.  In addition, the number of shares of common stock issuable upon conversion of the outstanding shares of Class A Convertible Preferred Stock and exercise of the warrants issued in July and September 2005 may increase if we sell securities below the amended conversion price of the Class A Convertible Preferred Stock and the amended exercise price of these warrants. In addition, in August, 2007, we issued 5,770,000 units by way of a private placement equity financing, each unit comprised of one share of common stock and one warrant exercisable into one share of common stock at $0.60 per share. All of the shares issuable upon conversion of the Class A Convertible Preferred stock and warrants issued in July and September of 2005, the shares and the shares underlying the warrants issued in the August, 2007 private placement equity financing as well as shares underlying the options exercisable into 100,000 common shares are included in this prospectus. All of the warrants are immediately exercisable. The sale of these shares may adversely affect the market price of our common stock.

Risks Related to Our Common Stock:

Because our shares are designated as Penny Stock, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus may be more illiquid than shares not designated as penny stock. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are defined generally as non-NASDAQ equity securities with a price of less than $5.00 per share; that are not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years. The penny stock rules require a broker--dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares. Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our articles of incorporation, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, only 625,000 of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. If the board causes any additional preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any additional shares of preferred stock.

We have not paid, and do not intend to pay, dividends and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends since inception. We do not anticipate paying any cash dividends in the foreseeable future. As a result, our investors will not be able to benefit from owning our common stock unless the market price of our common stock becomes greater than the price paid for the stock by these investors.

The public trading market for our common stock is a volatile one and will likely result in higher spreads in stock prices.

Our common stock is trading in the over-the-counter market and is quoted on the OTC Bulletin Board and on the Pink Sheets. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan pertaining to the Cerro Blanco mining concessions in Chile, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on the NASDAQ or other exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the investor wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

The prior issuance of 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in May 2006 may have been issued without a valid exemption from registration which may subject us to rescission of the issuance of the shares and potential liability in the event an exemption from registration is not available for the issuance.

Our Securities Purchase Agreement with Rubicon and Phelps Dodge required that we file a registration statement to be effective by January 31, 2006, and that we file a prospectus in Canada. In May 2006 we amended the Securities Purchase Agreement and issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge, the selling shareholders in this offering, in lieu of liquidated damages and for extending the registration period to September 30, 2006, and eliminating the Canadian filing requirement. These 440,000 shares may not have been eligible for an exemption from registration under the Securities Act of 1933. In the absence of such an exemption, these parties could bring suit against us to rescind their share purchases, in which event we could be liable for rescission payments to these persons.

We entered into the amendment to the Securities Purchase Agreement on May 5, 2006, after the initial filing of this registration statement on October 31, 2005. We believed that the offer and sale of these shares to Rubicon and Phelps Dodge shares was exempt from registration under the Securities Act and under applicable state securities laws pursuant to Section 4(2) or 4(6) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the shares were made some seven months after the original sale of the preferred shares and warrants to the same parties. We did not offer securities to any new investors, nor were we receiving proceeds from the issuance of these additional shares. The offer was made solely in response to settlement of the liquidated damages requirements of the Securities Purchase Agreement.

Questions have been raised by the SEC as to the availability of the claimed exemptions. In the event we are found to have offered and sold such shares in transactions for which exemption from registration was not available, such shares may have been offered in violation of the registration provisions of Section 5 of the Securities Act. In that event, Rubicon and Phelps Dodge may have rescission rights to recover their purchase price, plus interest and attorney’s fees, depending upon their state of residence. Nevertheless, we believe the exposure to possible rescission by Rubicon to be minimal, especially since Rubicon has indicated its desire to sell some or all of their shares in the open market.

If we were to rescind the sale of the shares to Rubicon and Phelps Dodge, we would be liable for liquidated monetary damages since January 31, 2006, equal to $5,000 per month to Phelps Dodge for failure to meet the registration deadlines in the Securities Purchase Agreement. If Phelps Dodge sued for rescission, we believe we would have sufficient funds to pay the liquidated damages provision, and any attorney’s fees or interest penalties, without the payment having a material effect on our financial condition. Notwithstanding the fact that the shares have been removed from the prior registration statement which was declared effective by the SEC on August 14, 2006, the SEC is not foreclosed from taking any enforcement action with respect to the filing and we may not assert the declaration of effectiveness as a defense in any proceeding initiated by the SEC.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Bulletin Board and on the Pink Sheets under the symbol “WMTM.” The table below sets forth for the periods indicated the range of the high and low bid information as reported by a brokerage firm and/or as reported on the Internet. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED
DECEMBER 31, 2006	First	$1.10	$0.70
	Second	$0.90	$0.63
	Third	$0.84	$0.58
	Fourth	$1.01	$0.31

FISCAL YEAR ENDED
DECEMBER 31, 2007	First	$0.70	$0.41
	Second	$0.61	$0.49
	Third	$0.66	$0.40
	Fourth	$1.45	$0.51

FISCAL YEAR ENDING DECEMBER 31, 2008	First	$1.37	$0.83

At May 15, 2008, we had outstanding the following options or warrants to purchase, or securities convertible into, our common shares:
•
625,000 shares of Class A Convertible Preferred Stock, which are convertible into 1,000,000 shares of our common stock, and common stock purchase warrants to purchase 13,022,600 shares of our common stock. All of these shares of common stock are included in the registration statement of which this prospectus is a part for resale by the selling stockholders herein.

•
Options to purchase 2,975,000 shares of our common stock, all but 100,000 of which were subject to our existing stock option plan. All options are fully vested and immediately exercisable. Exercise prices of the options range from $0.50 to $2.00. The 100,000 shares of common stock issuable upon exercise of the options granted outside of our plan are included in this prospectus.

We have granted registration rights to the selling stockholders herein. We have not proposed to publicly offer any shares of our common stock in a primary offering.

Holders

At May 15, 2008, we had approximately 100 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as the transfer agent of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant

We currently have outstanding a class of preferred stock designated as Series A Convertible Preferred Stock. The holders of these preferred shares are entitled to any dividends paid and distributions made to the holders of our common stock to the same extent as if these holders of preferred shares had converted the preferred shares into common stock and had held such shares of common stock on the record date for the particular dividends and distributions.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of the most recent fiscal year ended December 31, 2007, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	2,975,000	(1)	$0.50	165,000
Equity compensation plans not approved by security holders	7,175,000	(2)	$0.53	-0-
	100,000	(3)	$2.00	-0-
Total	8,825,000		$0.62	165,000
(1) These options were granted to our officers and to various consultants pursuant to our stock option plan adopted in August 2005. See Note 7(c) of our annual financial statements included in this prospectus.
(2) These shares are issuable pursuant to common stock purchase warrants exercisable at prices ranging from $0.50 to $1.25 per share at any time through July 11, 2009. Of the total warrants, 6,250,000 and 625,000 were granted to Rubicon and Phelps Dodge, respectively, in connection with our funding transactions with these parties, and 300,000 were granted to a consultant in connection with the funding transaction with Rubicon.
(3) These shares are issuable pursuant to a stock option agreement granted to a consultant outside of our stock option plan. These options expire on August 13, 2009.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical facts, including, but not limited to, statements found in the section entitled “Risk Factors,” are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, the cyclicality of the titanium dioxide industry, global economic and political conditions, global productive capacity, customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities). Mining operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

The risk factors discussed in “Risk Factors” could cause our results to differ materially from those expressed in forward-looking statements. There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.

MANAGEMENT’S PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto as filed with this report.

Background

We are a mineral exploration company. We hold mining concessions composed of 33 registered mining exploitation concessions, and 5 exploration concessions, over approximately 8,225 hectares located approximately 39 kilometers west of the City of Vallenar in the Atacama, or Region III, geographic region of northern Chile (hereinafter referred to as “Cerro Blanco”). We are in the exploration stage, which means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or recovered. Our primary expenditures at this stage consist of acquisition and exploration costs and general and administration expenses. We have produced no revenues, have achieved losses since inception, have no operations, and currently rely upon the sale of our securities to fund our operations.

We filed an SB-2 Registration Statement with the United States Securities and Exchange Commission that was declared effective on August 14, 2006 to register the resale by the selling stockholders of up to 13,750,000 shares of our common stock, composed of 6,875,000 shares of common stock underlying our outstanding Class A Convertible Preferred Stock convertible at the effective rate of one share of our common stock for each share of the preferred stock converted, and 6,875,000 shares of common stock issuable upon the exercise of outstanding warrants at $1.25 per share. The selling stockholders, Rubicon Master Fund (“Rubicon”) and Phelps Dodge Corporation (“Phelps Dodge”), will sell at prevailing market prices or privately negotiated prices.

Our common stock is quoted on the OTC Bulletin Board under the symbol “WMTM.” The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on May 15, 2008, was $1.10.

Plan of Operation

We completed the acquisition of an undivided interest in Cerro Blanco in September 2005. Exploration drilling by us and the previous owner has defined rutile mineralization. Metallurgical test work performed by Lakefield Research has demonstrated that this mineralization can be concentrated to a level meeting buyer specifications and can be produced using a conventional milling and flotation process.

Over the next twelve to twenty-four months we have two principal objectives: to advance the project towards a final engineering feasibility level and to secure off-take contracts for the planned rutile concentrate output. We also continue to investigate the commercial viability of producing a feldspar co-product. The feldspar could find applications in the glass and ceramics industries. On a year over year comparative basis, our activity in 2008 is budgeted to closely track that of 2007, with similar levels of expenditure across all areas except for exploration and engineering where, subject to funds availability as discussed below, expenditures may exceed 2007 levels.

Engineering

During 2006, we undertook two separate drilling campaigns on our initial target, the Las Carolinas prospect. The first was designed to test ore variability, and provided 15 different composites which were subjected to metallurgical testing by Lakefield Research. The second campaign, which commenced in October 2006, centered on an exploration program consisting mainly of infill and step out drilling, grade variability studies and regional reconnaissance in search of possible extensions to the mineralization and geologic modelling. On January 24, 2007 we announced that we had completed a 16-hole diamond drilling campaign, totaling over 2,900 meters at Cerro Blanco.  The principal objectives of this campaign were to increase resources in the central portion of the main zone as well as to test new target areas to the south and south-west.  Core recoveries in excess of 95% were achieved in the majority of holes drilled. Split core samples were sent to Lakefield Research in Ontario, Canada, for on-going metallurgical testing, and whole-core geotechnical testing in respect of rock mechanics for mine planning purposes.  Results from these tests have been received.

Planning and execution of the drilling campaign was closely linked to previous metallurgical test work. The principal focus was to target titanium resources which would yield a high grade TiO2 concentrate from conventional flotation.  After an extensive evaluation of historic data, our contract geologists devised and are now utilizing an ore ranking system, MR1 (“Mine Rank 1”) through to MR4, with ranks MR1 and MR2 producing the best, and most commercially acceptable chemical product specifications.

Data from the latest drilling campaign has been input into a geological model and this model, together with ongoing technical work, has been integrated into a resource model.

Titanium mineralization starts at surface and extends over long intercepts with both attributes offering the potential for low mining costs. We believe we have good results in the central portion of the main zone of Cerro Blanco, as well as significant potential for further resource development to the south and south-west areas of the property.

During 2007, our geological team undertook an extensive geochemical sampling program at the Eli prospect. Working on a 25 by 25 meter grid, the team took nearly 700 samples of outcrop material over an area of 1100 meters by 900 meters. These were sent for chemical assay and good surface expression was noted throughout. Samples showed good mineralization with TiO2 grades in the range 1.0% to 3.0%; two samples from high grade vein material reported results in excess of 21% TiO2 and 25% TiO2 respectively. As a result, in early 2008, we built a 12 kilometer, 5 meter wide access road to and around the Eli prospect.

On May 1, 2008 we commenced a diamond drill program at Eli to gain more information about the mineralization and assess the resource potential for future geological and metallurgical test work.

On April 29, 2008 we announced the filing of a National instrument 43-101 technical report on the Las Carolinas and La Cantera portions of the Cerro Blanco property, which confirmed our internal estimates of indicated and inferred resources.

We are currently in discussions with our internationally recognized engineering contractor with respect to the results of our preliminary engineering assessment. We expect to receive the final, English language report in the near future. Based on these discussions, we expect the results of the assessment to support our internal assessments of the project.

A considerable body of engineering design and process engineering work has already been completed, both by us and previous owners, for the development of a large open pit mine and milling operation. The extent to which this engineering work could be incorporated into a feasibility study will depend on factors such as optimal plant sizing and configuration based on product volumes and specifications set out in off-take contracts and process design, the latter to be determined by refinements coming out of this year’s planned metallurgical test work and pilot scale testing. With off-take contracts in hand, we would undertake a program of drilling to provide data for mine planning and design. for an environmental impact assessment and permitting program, and to commission a feasibility study. As some of these activities would be undertaken in tandem, we believe a feasibility study could be completed within twelve to fourteen months of us receiving off-take contracts, subject to the availability of funds, personnel and equipment. We estimate the cost to take the project to the point of commissioning a final engineering feasibility study at approximately $3,408,000. This figure includes a 20 per cent contingency but excludes general and administrative expenses. As of May 15, 2008, our cash position was approximately $1,665,750. We currently do not have sufficient capital to complete this plan and estimate that we will require additional financing to do so, as discussed in Liquidity below

Marketing

With respect to the second objective, we commenced a marketing program directed at potential buyers of rutile, and have engaged a consultant with extensive experience in the international pigments business, to conduct a preliminary evaluation of the market. The marketing program includes provision for testing of samples of Cerro Blanco rutile concentrates at the buyers’ operations and, subject to technical acceptability, will end with the negotiation of off-take contracts.

In February 2007 executive management and our marketing team attended the Intertech Titanium Conference in Fort Lauderdale, Florida. At this event we met with buyers of high grade rutile concentrate to gauge the potential demand for Cerro Blanco product and held discussions with TiO2 specialists.

In April 2008 executive management and our marketing team attended the Industrial Minerals Conference, in Athens Greece. At this event we also met with buyers of high grade rutile concentrate. We believe that market conditions are moving favorably towards the producers of concentrate as supply is tightening on a worldwide basis and prices are tending upwards. We received considerable interest in our projects, with questions concentrating on tonnage as opposed to pricing, a major change in perspective from past conferences.

Based on these discussions and preliminary marketing results, we believe that demand for our products will meet or exceed the planned capacity of the currently anticipated proposed physical plant. The market for TiO2 feedstock, particularly high grade rutile, appears to be entering a growth period, with increased demand coming not only from the paint and pigment industries, but also from welding rod manufacturers and metal producers. Our ability to enter this market, however, is subject to significant risk factors, including our ability to raise sufficient funds to meet the engineering plans noted above, as well as the successful completion of pilot plant operations which produce product that meets purchaser’s specifications.

Results of Operations

We recorded a loss for the three months ended March 31, 2008 of $638,103 ($(0.02 per weighted average common share outstanding) compared to a loss of $427,173 ($(0.03 per share) for the comparable interim period in the preceding year. This 50% increase in loss in the current quarter is attributable to an increase in exploration expenditures to $301,761 in the quarter from $158,531 in the comparable quarter of the previous year, and an increase in licenses and taxes to $56,899 from $4,859.

Generally expenses are comparable this quarter to the corresponding quarter last year. Consulting fees for the quarter were $66,590 (2007 - $55,303) as we continue to retain consultants in such areas as marketing and financing. Professional fees were $37,350 (2007 - $35,791) reflecting continued increases in accounting expenses. Insurance expense is at $15,640 compared to $3,113 as we are recognizing the expense on a monthly basis as opposed to when invoiced.

Director and officer consulting fees for the quarter were $75,700 (2007 - $59,440) as the consulting fees of the CFO are now included in this category. Management fees of $34,800 (2007 -$24,000) reflect a modest increase in current payments. Rent also reflects an increase from $22,987 in 2007 to $30,196 in 2008 as office lease rates increased over the year.

Foreign exchange, both realized and unrealized, fluctuated significantly during the comparable periods from a loss of $3,472 in 2007 to a gain of $33,445 in 2008 as the Chilean Peso has appreciated significantly against the US Dollar. As we have considerable assets, and occasionally cash balances, in Chile, any such fluctuation will cause foreign exchange gains or losses upon consolidation of the Company’s subsidiaries.

We recorded a loss for the year ended December 31, 2007 of $3,921,817 ($0.19 per weighted average common share outstanding) compared to a loss of $2,184,843 ($0.10 per weighted average common share outstanding) for 2006. This 79% increase in loss in the current year is attributable primarily to increased stock based compensation, both through the issuance of stock options and through stock issuances. During the year, we caused our compensation committee to review the compensation structure of the company as a whole, and determined that we significantly lagged the market in all areas, and have done so historically. Given the critical stage of the company’s development, we considered that it would be detrimental to the company and its shareholders to loose any of our management or consultants to competitors. Accordingly we issued stock options and shares where we were not able to issue stock options, as an alternative to significantly increasing cash compensation. We refer the reader to note 7 b) and d) of the financials for the details of stock based compensation and the restatement noted above.

The principal expenses as at December 31, 2007 were:

•
Consulting fees of $928,532 (2006 - $115,955) due to approximately $788,500 ($2006 - $24,200) of stock based compensation to external consultants and geological staff, as well as increased fees for marketing and metallurgical consulting with the addition of external consultants in those areas;

•	Consulting fees - directors and officers of $1,231,327 (2006 – $218,183) due to $1,001,700 (2006 - $35,700) of stock based compensation due to options and share issuances;
•
Exploration of $571,090 (2006 - $1,041,629) as we scaled back exploration in the first half of the year due to available funds, and subsequently emphasized consolidating the results obtained to date, commencing our engineering studies, and the acquisition of land where we located additional prospects as opposed to additional drilling;

•	Investor relations had a credit of $7,708 (2006 - $32,838) as we received a refund of $10,470 of fees paid in 2006;
•	Licenses, taxes and filing fees of $37,797 (2006 - $112,543) due to reduced regulatory filings and reduced fees in Chile;
•	Management fees of $595,350 (2006 - $96,000) due to stock based compensation of $492,750 (2006-$nil); and

•	Professional fees of $191,331 (2006 - $319,396) due to reduced regulatory filings and significantly reduced legal fees in Chile.

With respect to income:

•	We did not record a gain of the sale of marketable securities in 2007 as we did not hold any securities; however we had a gain of $69,064 in 2006;
•	We recorded $88,485 of interest income (2006 - $146,503) due to lower cash balances for part of 2007; and
•	We recorded a nominal $9,418 of foreign exchange gain in 2007 as opposed to an expense of $29,445 due to fluctuations in the US dollar.

Liquidity and Cash Flow

As of March 31, 2008 we had working capital of $2,040,849 (2007 - $1,597,211) including $2,045,061 (2007 -$1,539,173) of cash and cash equivalents. As of May 15, 2008 our cash position is approximately $1,665,750.

We have prepared a 2008 combined operating budget which incorporates general corporate and administrative expenses as well as a base case of Chilean operations plus road construction, engineering studies, and drilling. We anticipate that expenditures, net of interest income, will be such that we have sufficient funds for up to two years of operations, excluding 2008 drilling expenditures. The diversion of funds from general purposes to engineering and marketing will, however, reduce the period during which we can cover expenditures.

We anticipate high and low ranges of 2008 expenditures on the engineering and marketing plans to be as follows:

	Minimum	Maximum
Pre-feasibility study	$120,000	$120,000
Pilot plant program	500,000	600,000
Marketing	50,000	60,000
Drilling of additional targets including the Eli claims and roadwork	1,120,000	1,120,000
Additional claim holding costs	40,000	60,000
Environmental compliance	100,000	200,000
Final feasibility study	400,000	400,000
Contingency	160,000	210,000
Total	$2,490,000	$2,770,000

We have been actively sourcing additional funds to meet or exceed the anticipated expenditures above. We believe that the prospects are such that we will be able to raise sufficient funds; however, there are a number of risk factors which will influence our ability to do so, including the state of the capital markets generally, and the market price of our common stock. With the exception of funds on deposit, we have no other sources of committed funds, except for outstanding warrants for which there are no commitments to exercise. The most likely source of new funds would be an equity placement of common shares.

We believe that a failure to raise funds in a timely manner would likely delay the achievement of some of the milestones in the engineering and marketing plans, and would delay any decision regarding the viability of operations while likely increasing future costs.

The July 2005 funding agreement with Rubicon contained certain anti-dilution provisions, such that any subsequent funds raised below $1.25 per share may trigger provisions which require the issuance of additional shares or re-pricing of warrants held by Rubicon. This may influence our decision as to the suitability of any future financing.

On September 6, 2007, we closed a private placement of 5,070,000 units at an offering price of $0.50 per unit for net proceeds of $2,340,684. Pursuant to the terms of the Rubicon funding agreement, the exercise price of warrants attached to the original issue of the preferred stock was reduced to $0.50 and an additional 375,000 registered shares of common stock were reserved for issue at a deemed price of $0.50 per share as an anti-dilution penalty, representing the fair market value of the common stock at the date of the private placement.

This anti-dilution provision may influence our decision as to the suitability of any future financing.

Off-Balance Sheet Arrangements

During the three months ended March 31, 2008, we did not have any off-balance sheet arrangements.

Critical Accounting Estimates and Recent Accounting Pronouncements

In July 2005, we entered into an agreement with Rubicon to provide $5,000,000 in equity funding. In September 2005, we amended the agreement to add Phelps Dodge to the agreement and to satisfy a $500,000 final payment on our Cerro Blanco rutile property. The agreement with these parties provided for liquidated damages if we did not meet certain requirements, including the filing and effectiveness of a registration statement, and the filing of a prospectus in Canada. We were required under the agreement to obtain effectiveness of the registration statement and the filing of the prospectus in Canada by January 31, 2006, which deadline was not met. In May 2006 we amended the Securities Purchase Agreement and issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in consideration for extending the registration period to September 30, 2006, and eliminating the Canadian filing requirement. These 440,000 shares may not have been eligible for an exemption from registration under the Securities Act of 1933. In the absence of such an exemption, these parties could bring suit against us to rescind the purchase of the 440,000 shares, in which event we could be liable for rescission payments to these persons. Rubicon subsequently agreed not to require registration of the 400,000 shares issued to it. A similar agreement is being sought from Phelps Dodge, but has not yet been received. If we were to rescind the sale of the shares to Phelps Dodge, we would be liable for liquidated damages since January 30, 2006, equal to $5,000 per month for failure to meet the registration deadlines in the Securities Purchase Agreement. We believe that because of the relative amount of the liquidated damages collectable by Phelps Dodge, the likelihood of exercising a right of rescission and the attendant potential aggregate liability is not probable. As of June 30, 2006, we recorded the $330,000 as shares issued for settlement of this amount and believe no additional accruals are required.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (SFAS 141(R)), which replaces SFAS 141. SFAF 141(R) requires assets and liabilities acquired in a business combination, contingent consideration, and certain acquired contingencies to be measured at their fair values as of the date of acquisition. SFAS 141(R) also requires that acquisition-related costs and restructuring costs be recognized separately from the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and will be effective for business combinations entered into after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (SFAS 160). SFAS 160 clarifies the accounting for non-controlling interests and establishes accounting and reporting standards for the non-controlling interest in a subsidiary, including classification as a component of equity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not currently have any minority interests.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, will be adopted by the Company beginning in the first quarter of 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

BUSINESS AND PROPERTIES

Overview

White Mountain Titanium Corporation is an exploration stage company, which means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced. Although incorporated in the State of Nevada on April 24, 1998, our company was reorganized in February 2004 as a result of the reverse merger of GreatWall Minerals Ltd., an Idaho corporation, into Utah Networking Services, Inc., a Nevada Corporation. GreatWall had had an ongoing interest in the natural resources sector in Chile for several years prior to the merger and in 2003 had entered into an agreement with Phelps Dodge to acquire the Cerro Blanco rutile registered exploitation mining concessions. The agreement was executed by GreatWall through its wholly owned subsidiary, Compañía Minera Rutile Resources Limitada. Utah Networking Services, Inc. had been previously engaged in business of providing internet services but had refocused its business on the natural resources industry in March 2002. The merger was approved by the shareholders of both companies on January 26, 2004, and was completed on February 10, 2004. The newly reorganized company was subsequently renamed White Mountain Titanium Corporation.

On or about September 5, 2003, Compan࿧ia Minera Rutile Resources Limitada, formally known as Minera Royal Silver Limitada, a subsidiary of GreatWall at the time, and Compania Contractual Minera Ojos del Salado, a Chilean operating subsidiary of Phelps Dodge Corporation, entered into a Transfer of Contract and Mortgage Credit agreement for the purchase by GreatWall’s subsidiary of the initial nine mining registered exploitation concessions located in Chile for which Compania Contractual Minera Ojos del Salado held a mortgage. Pursuant to the transfer agreement, Compania Contractual Minera Ojos del Salado sold and transferred its mortgage right to the mining concessions to GreatWall’s subsidiary. Subject to the terms of the transfer agreement, Compan࿧ia Minera Rutile Resources Limitada was obligated to pay $650,000 to Compania Contractual Minera Ojos del Salado for its transfer of the mortgage to GreatWall’s subsidiary, payable $50,000 within thirty days of the transfer agreement, $50,000 on March 5, 2004, and $50,000 on September 5, 2004, and was obligated to pay $500,000 on September 4, 2005, which date was extended by mutual consent of the parties to September 9, 2005. The original transfer agreement was negotiated between the management of GreatWall and Phelps Dodge, and as a result of the merger of GreatWall into our company, Compan࿧ia Minera Rutile Resources Limitada became our wholly owned subsidiary. The initial payment of $50,000 was paid by GreatWall prior to its merger into our company in February 2004. The subsequent payments of $50,000 each on March 5, 2004, and September 5, 2004, were paid by us. Prior to the final payment, Compania Contractual Minera Ojos del Salado transferred by dividend the right to receive the final payment from our Chilean subsidiary to its parent corporation, PD Ojos del Salado, Inc., a Delaware corporation, and PD Ojos del Salado, Inc. subsequently transferred by dividend the right to receive the final payment from to its parent corporation, Phelps Dodge. In September 2005, we completed a debt conversion agreement with Phelps Dodge whereby we issued 625,000 shares of Class A Convertible Preferred Stock and warrants to purchase 625,000 shares of our common stock as consideration for the final payment of $500,000 owed under the property payment schedule.

Our sole business plan is to explore for titanium deposits or reserves on the Cerro Blanco mining concessions. If this exploration program is unsuccessful, we will be unable to continue operations.

Titanium Industry and Market Overview

Overview

Titanium is the ninth most abundant element, making up about 0.6% of the earth’s crust. Titanium occurs primarily in the minerals anatase, brookite, ilmenite, leucoxene, perovskite, rutile, and sphene. Of these minerals, only rutile, ilmenite and leucoxene, an alternation product of ilmenite, have significant economic importance. Both rutile and ilmenite are chemically processed to produce both titanium dioxide pigment and titanium metal.

Approximately 95% of titanium is consumed in the form of titanium dioxide concentrate, primarily as a white pigment in paints, paper, and plastics. Titanium dioxide pigment is characterized by its purity, refractive index, particle size, and surface properties. The superiority of titanium dioxide as a white pigment is due mainly to its high refractive index and resulting light-scattering ability, which impart excellent hiding power and brightness.

Titanium metal is well known for its corrosion resistance, high strength-to-weight ratio, and high melting point. Accordingly, titanium metal is used in sectors, such as the aerospace and chemicals industries, where such considerations are extremely important.

Our business is currently focused on the mining concessions which constitute the Cerro Blanco property. These concessions host a hard rock rutile deposit as opposed to ilmenite laden mineral sands deposits held by most of our competitors. Rutile generally has higher percentages of titanium oxide.

Industry Background

The bulk of the world’s titanium is used as the metal oxide, titanium dioxide (TiO2). The chemically processed titanium ore, whether rutile or ilmenite based, is turned into pure titanium dioxide and used as a brilliant white pigment which imparts whiteness and opacity to paint, plastics, paper and other products. The use of titanium dioxide as a color carrier has grown over the last 40 years, since the use of white lead-based paints was banned throughout the world for health reasons. Titanium dioxide is chemically inert, which gives it excellent color retention. It is thermally stable, with a melting point at 1,668ºC, which makes it suitable for use in paints and products that are designed to withstand high temperatures. About 5% of the world’s titanium is used as the metal, due to its exceptional properties. It has the highest strength to weight ratio of any metal; is as strong as steel but 45% lighter. The most noted chemical property of titanium is its excellent resistance to corrosion; it is almost as resistant as platinum, capable of withstanding attack by acids, moist chlorine gas, and by common salt solutions.

The table below gives a summary of distribution and end-uses on an industry by industry basis for TiO2.

U.S. Distribution of TiO2 pigment shipments by industry: 2006
Industry	Percent
Paint and coatings	57.1%
Plastics and rubber	26.3%
Paper	12.6%
Other*	4.0%
* Includes agricultural, building materials, ceramics, coated fabrics and textiles, cosmetics, food, paper and printing ink

The table below gives a broad picture of principal uses for titanium dioxide.

Uses of Titanium Dioxide
Industry	Use
Paints & Pigments	Paints, coatings, lacquer, varnishes, to whiten and opacity polymer binder systems, to provide coating and hiding power, and to protect paints from UV radiation and yellowing of the color in sunlight.

Plastics	To ensure high whiteness and color intensity, and increase plastic impact strength in such items as window sections, garden furniture, household objects, plastic components for the automotive industry.

Paper	Additive to whiten and opacity the paper.

Cosmetics	Protection against UV radiation in high-factor sun creams; to give high brightness and opacity in toothpaste and soaps.

Food	High brightness and opacity in foods and food packaging.

Pharmaceuticals	High chemical purity titanium dioxide is used as a carrier and to ensure brightness and opacity.

Printing Inks	Protection against fading and color deterioration.

Other	Titanium dioxide is used in chemical catalysts, wood preservation, rubber, ceramics, glass, electroceramics, welding fluxes, and high temperature metallurgical processes.

In 2004, an expanding world economy and industrial growth in China led to strong demand for titanium mineral concentrates, titanium metal and titanium dioxide (TiO2) pigment. Gross production of titanium mineral concentrates (ilmenite and rutile) rose from 5.0 million tonnes in 2004 to an estimated 5.4 million tonnes in 2006. During the same period, published prices for high grade rutile have held up at $500 - $750 per tonne, depending on grade.

The following table sets forth the estimated world reserves of titanium minerals based upon global resources of titanium minerals.

World Reserves of Ilmenite and Rutile (‘000t TiO2)

Country	Ilmenite	Rutile
Australia	130,000	19,000
Canada	31,000	-
India	85,000	7,400
Norway	37,000	-
South Africa	63,000	8,300
Ukraine	5,900	2,500
US	6,000	400
Other	15,000	8,100

Source: U.S. Geological Survey, Mineral Commodity Summaries, January 12, 2007, found online at http://minerals.usgs.gov/minerals/pubs/mcs/2007/mcs2007.pdf.

Titanium Pigment Production

Mining of titanium minerals is usually performed using surface methods like dredging and dry mining and gravity spirals. Ilmenite is often processed to produce a synthetic rutile.

The most widely used processes available for the manufacture of titanium dioxide pigment are the sulphate and chloride processes. Commercially manufactured titanium dioxide pigment is available as either anatase-type or rutile-type, categorized according to its crystalline form, regardless of whether it is made from the mineral rutile. Anatase pigment is currently made by sulphate producers only, while rutile pigment is made by both the chloride and the sulphate processes. The decision to use one process instead of the other is based on numerous factors, including raw material availability, freight, and waste disposal costs.

Anatase and rutile pigments, while both are white, have different properties and thus have different end-uses. For example, rutile pigment is less reactive with the binders in paint when exposed to sunlight than is the anatase pigment and is preferred for use in outdoor paint. Anatase pigment has a bluer tone than rutile, is somewhat softer, and is used mainly in indoor paints and in paper manufacturing. Depending on the manner in which it is produced and subsequently finished, TiO2 pigment can exhibit a range of functional properties, including dispersion, durability, opacity, and tinting.

In the chloride process, rutile is converted to TiCl4 by chlorination in the presence of petroleum coke. TiCl4 is oxidized with air or oxygen at about 900ºC, and the resulting TiO2 is calcined to remove residual chlorine and any hydrochloric acid that may have formed in the reaction. Aluminum chloride is added to the TiCl4 to assure that virtually all the titanium is oxidized into the rutile crystal structure. The process is conceptually simple but poses a number of significant chemical engineering problems because of the highly corrosive nature of chlorine, chlorine oxides and titanium tetrachloride at temperatures of 900°C or higher.

In the sulphate process, ilmenite or titanium slag is reacted with sulfuric acid. Titanium hydroxide is then precipitated by hydrolysis, filtered and calcined. This is a process involving approximately 20 separate processing steps. Because sulphate technology is predominantly a batch process, it is possible to operate one part of a sulphate process plant while another part is shut down for maintenance. To some extent, stocks of intermediate reaction products can be allowed to build up, awaiting further processing downstream at some later time. It is also possible that a sulphate process plant can be run at 60-80% capacity utilisation fairly easily if necessary, simply by switching off one or more of its calciners.

Synthetic rutile is formed by removing the iron content from ilmenite, thereby concentrating the titanium dioxide content to at least 90%. In this way, ilmenites can be upgraded to chloride route feedstocks and used as a substitute for rutile.

For 2004, U.S. consumption of ilmenite and titaniferous slag was more than three times that of both natural and synthetic rutile.

Demand for Titanium Pigment

An assessment of U.S. Geological Survey historical data (Titanium Minerals Handbook, 1970-2005) shows that world demand for titanium dioxide pigments showed practically unbroken annual growth from 1.6 million tons (Mt) in 1970 to 3.9Mt in 2000. It declined to 3.7Mt in 2001 but rebounded to around 4Mt in 2002, with sales increasing by around 6.6% and a further rise of 3.2% in 2003. World consumption of titanium dioxide pigment was estimated to be 4.6 million metric tons in 2004, an 8% increase compared with consumption in 2003. According to the U.S. Geological Survey Mineral Industry Surveys, titanium mill product shipments in 2004 were approximately 19,300 metric tons and in 2005 were approximately 23,800 metric tons, a 23% increase compared with the shipments in the previous year.

Titanium Dioxide Prices

The 2006 year end published price range for bagged rutile mineral concentrates was US$570 to US$700 per metric ton, a moderate increase compared with that of 2005. Year end prices of ilmenite concentrate ranged from US$75to US$85 per ton for 2006, and there has been no change from 2005.

As capacity utilization rates for TiO2 pigment plants rose, 2006 year end published prices for anatase and rutile grade pigment increased moderately compared with those of 2005. The U.S. Department of Labor, Bureau of Labor Statistics producer price index for TiO2 pigment increased to 148.9 in December 2004 from 146.1 in December 2003.

Competition

Once in production we will compete with a number of existing titanium dioxide concentrate producers, including Iluka Resources Inc., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S as well as other projects proposed for development. Each of the existing producers has an operating history as well as proven reserves and resources; however the majority of their collective production is in the form of ilmenite or synthetic rutile, not rutile.

Management believes that the location of the Cerro Blanco property may provide a significant advantage in competing with other producers of titanium. In addition to good road transport links, power and water, a port facility capable of handling 70,000 ton ships is available at Huasco 30 kilometers northwest of the Cerro Blanco property. The property also lies close to a fully operational rail track, and if necessary, a spur line could be run into the property linking it directly to port facilities at Huasco.

In order to be competitive, we will be required to meet buyers’ specifications, including particle size, concentration levels, calcium and impurities. Management believes metallurgical tests to date have demonstrated that the rutile mineralization at the Cerro Blanco concessions can be concentrated to an acceptable level to buyers. Results received in November 2006 of metallurgical mapping studies of the Cerro Blanco rutile deposit, which were based on 15 different samples selected from a recent RC drilling campaign, indicate that a high grade rutile product with low levels of calcium and other impurities can be produced from a range of ore types.  The results also highlighted ore types that would present process problems. We are using the results of these studies as a basis for further geological assessment of certain areas of Cerro Blanco. Metallurgical test work also showed that the incorporation of a gravity pre-concentration stage in the process flow sheet would reduce the amount of material passing from the crushing to the milling stage.  At the same time the head grade of ore going to the flotation section could be almost doubled.  Management believes that such a process improvement could have a significant effect on the overall capital requirement of the project. An earlier report indicated that ore from Cerro Blanco, in addition to high grade rutile, could also yield a sodium and potassium feldspar co-product.  Feldspar is used extensively in the glass and ceramics industries and management is examining the commercial possibilities for such a product.

Management does not currently have any customers for any rutile titanium which it may produce. We anticipate that the concentrate would be transported by ship which makes the location of the mining concessions near a port advantageous. Notwithstanding this, management will need to evaluate shipping rates and transit times when it obtains potential customers to determine whether existing prices for titanium would make sales to such customers economically viable.

Mining, particularly copper mining, is a significant industry in Chile. We will be competing with a number of existing mining companies, including the state-owned Codelco Copper Corporation, one of the world’s largest copper producers, for qualified workers, supplies, and equipment. However, management believes Cerro Blanco has an attractive location and good infrastructure in an active mining region. The property is located at a low elevation, near the coast, with two nearby towns from which it will be able to draw manpower and supplies. Thus, we do not anticipate any significant logistic issues, no separate camps to construct, no inclement weather issues or other operating considerations which would increase the cost of mining and make us less competitive.

Government Compliance

Our exploration activities are subject to extensive national, regional, and local regulations in Chile. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Cerro Blanco property, the extent of which cannot be predicted. Also, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraints affecting the Cerro Blanco property that would preclude its exploration, economic development, or operation.

Chile enacted provisions in its 1980 Constitution to stimulate the development of mining, while at the same time guaranteeing the property rights of both local and foreign investors. While the state owns all mineral resources, exploration and exploitation of these resources is allowed via mining concessions, which are granted by the courts. A Constitutional Organic Law, enacted in 1982, sets out that certain rights and obligations may attach to concessions, such as the right to mortgage or transfer concessions and the entitlement of the holder to explore (pedimentos) as well as to exploit (mensuras). A concession is obtained by filing a claim and includes all minerals that may occur within the area covered by the concession. The holder of a concession also has the right to defend his interest against the state and third parties.

Mining claims in Chile are acquired in the following manner:

•
Pedimento: A pedimento is an exploration claim precisely defined by coordinates with north-south and east-west boundaries. These may range in size from a minimum of 100 hectares to a maximum of 5000 hectares, with a maximum length-to-width ratio of 5:1. A pedimento is valid for a maximum period of two years, following which the claim may be reduced in size by at least 50%, and renewed for an additional two years, provided that no overlying claim has been staked. Claim taxes are due annually in the month of March; if the taxes on a pedimento are not paid by such time, the claim can be restored to good standing by paying double the annual claim tax by or before the beginning of the following year. In Chile, new pedimentos are permitted to overlap pre-existing claims; however, the previously staked or underlying claim always takes precedence as long as the claim holder maintains his claim in good standing and converts the pedimento to a manifestacion within the initial two year period.

•
Manifestacion: During the two-year life of a pedimento, it may be converted at any time to a manifestacion. Once an application to this effect has been filed, the claim holder has 220 days to file a “Solicitud de Mensura”, or “Request for Survey” with a court of competent jurisdiction, and notify surrounding claim holders of the application by publishing such request in the Official Mining Bulletin. This notifies surrounding claim holders, who may contest the claim if they believe their pre-established rights are being encroached upon. The option also exists to file a manifestacion directly on open ground, without going through the pedimento filing process.

•
Mensura: The claim must be surveyed by a government-licensed surveyor within nine months of the approval of the “Request for Survey.” During the survey any surrounding claim owners may be present, and once completed the survey documents are presented to the court and reviewed by SERNAGEOMIN, the National Mining Service. Assuming that all steps have been carried out correctly and all other necessary items are in order, the court then adjudicates the application and grants a permanent property right (a mensura), the equivalent to a “patented claim.”

Each of the above stages of the acquisition of a mining claim in Chile requires the completion of several steps, including application, publication, inscription payments, notarization, tax payments, legal fees, “patente” payments, and extract publication, prior to the application being declared by the court as a new mineral property. Details of the full requirements of the claim-staking process are documented in Chile’s mining code. Most companies carrying on operations in Chile retain a mining claim specialist to carry out and review the claim staking process and ensure that their land position is kept secure.

In 1994 Chile adopted legislation establishing general environmental norms which must be followed in activities such as mining. This legislation requires us to prepare an environmental impact study which must include a description of the project and a plan for compliance with the applicable environmental legislation. It must also include base line studies containing the information relative to the current components of the existing environment in the area influenced by the project. Further, it must consider the construction, operation and closure/abandonment phases of the project. It must also include a plan to mitigate, repair, and compensate, as well as risk prevention and accident control measures, to achieve a project compatible with the environment. The study must be presented to the community for comment and to the regional arm of the National Environmental Commission for approval. We have completed an environmental base line study on the property, which has not yet been submitted to the regional Chilean government authority for review and approval.

Insurance

We maintain property and general liability insurance with coverage we believe is reasonably satisfactory to insure against potential covered events, subject to reasonable deductible amounts, through our exploration stage.

Cerro Blanco Property

Location and Access

The Cerro Blanco property is located approximately 39 kilometers, or approximately 24 miles, west of the city of Vallenar in the Atacama geographic region (Region III) of northern Chile and southwest of the Cerro Rodeo Mining District. Access to the property is as follows: The main Ruta 5, the PanAmerican Highway, runs north from Santiago for approximately 625 kilometers to Vallenar; from there a paved road runs west toward the Port of Huasco for a distance of 22 kilometers to the village of Nicolasa; at Nicolasa a municipally maintained dirt road runs approximately 14 kilometers southwest to the property. Management believes access to the property is adequate to accommodate the type of vehicles and traffic during the exploration stage on the property. Improvements to the dirt road will be required for the development and production stages. These improvements will include widening of the road and topping it with gravel. Management believes adequate supplies of bedrock and gravel are available for this purpose, although it currently has no arrangements or agreements to provide either the improvement services or supplies.

Cerro Blanco lies within an established mining district where management believes experienced mineworkers and support personnel are available. Labor rates in the region are considerably less costly when compared with standard North American rates. Mining is one of the main sectors of the Chilean economy and Region III has a broad base of mining contractors and suppliers of both new and used mining and processing equipment. They service all the major gold, copper, and iron ore mines in the area.

The area is served by a regional airport at Vallenar. In addition, a central highway running the length of Chile provides further access to the property and allows the distribution of necessary supplies. The local climate is generally arid with little rainfall in normal years. Vegetation is minimal, supporting only desert scrub and sparse cactus. Topography consists of low hills with a mean elevation of 100 meters, which are incised periodically by active creeks. The Huasco River, 15 kilometers, approximately 9 miles, to the north, is a source of water. Additionally, high-tension power lines pass 15 kilometers, approximately 9 miles, to the north of the property along the Vallenar-Huasco highway.

In addition to road transport links, power and water access, a port facility with a capacity to handle 70,000 ton ships is accessible at Huasco, which is 30 kilometers, approximately 19 miles, northwest of the property. The property also lies close to a fully operational rail track. If necessary, a spur line could be run into the property linking it directly to the port.

Figure 1 - General Location of Cerro Blanco Project

Title Status and Exploration Rights

Under the Chilean mining code, surveyed mineral concessions can be held in perpetuity subject only to an annual tax based on the land held. Tax payments are due in March and payments for 2005, and 2006 were approximately $17,961, and $19,812, respectively. We have converted our existing exploration licenses into thirty-three exploitation licenses in the current tax year which will increase the tax payable. The tax payment for March 2007 was approximately $50,000 based upon the status of the mining concessions and the currency exchange rate at that time.

The Chilean mining code does not convey surface rights to owners of the mining concessions. However, the owners of mining concessions are entitled to the establishment of the necessary easements for mining exploration and exploitation. The surface lands are subject to the burden of being occupied, to the extent required by mining operations, by ore yards and dumps, slag and tailings, ore extraction and benefaction plants, electric substations and communications lines, canals, reservoirs, piping, housing, construction and supplementary works, and to the encumbrance of transit and of being occupied by roads, railways, piping, tunnels, inclined planes, cableways, conveyor belts and all other means used to connect the operations of the concession with public roads, benefaction facilities, railroad stations, shipping ports, and consumer centers. The establishment of these easements, the exercise thereof, and the compensation therefore, are to be agreed upon either between the concession owner and the surface owner, or are established by court decision under a special brief procedure contemplated by the law.

The surface rights are owned by Agrosuper, a large Chilean agricultural concern, and we are negotiating with the attorney who represents the company to either sell outright the surface rights to us or negotiate an easement and right of way with us.  Nevertheless, should this alternative fail, we will proceed to seek the easement through the court, which under Chilean mining law we have the right to obtain.  We do not anticipate any material difficulty with surface rights on the Cerro Blanco property.

Exploration History

In 1990-1991 the western half of the property, then referred to a as Barranca Negra, was held under option by Adonos Resources of Toronto, Canada, who conducted extensive rock sampling, geological mapping and 450 meters of trenching. In 1992 the property was optioned by Phelps Dodge, to which they applied the name Freirina. In late 1992 and early 1993, 1,200 meters of diamond and 6,000 meters of reverse circulation drilling were completed, principally in the most westerly Cerro Blanco anomaly. In 1993 two 15 ton bulk samples were taken for metallurgical testing. A gravity concentrate was produced from a 15 ton sample of this material by Lakefield Research in Santiago. Fifty kilos of this concentrate were shipped to Carpco Inc. in Florida for further gravity circuit up-grading followed by dry-milling using magnetic and electrostatic separation techniques.

In 1999 Dorado Mineral Resources N.L. purchased the property and re-named the property Celtic. In February 2000, a preliminary processing test carried out by RMG Services Pty. Ltd., Adelaide, Australia, on behalf of Dorado, used combined microwave leaching and flotation in the up-grading of Celtic (Freirina) gravity concentrate. In June 2000 a review and summary of prior exploration programs and results was conducted by an independent geological consultant on behalf of Dorado Mineral Resources N.L. A cross-sectional estimation of the resource potential of the Cerro Blanco deposit based on the prior drilling and surface sampling was completed as part of this study. Later the same month a scoping study based on level plans produced for the area of highest density drilling was undertaken on behalf of Dorado Recursos Minerales Chile S.A. by Tecniterrae Limitada, a Santiago based group of consulting mining engineers.

In November and December 2000 a further study was commissioned by Dorado Recursos Minerales Chile S.A. to supervise the collection of a second bulk sample of 25 tons for metallurgical testing. Also during this program the Cerro Blanco area was geologically re-mapped. In August 2001, ownership of the property was transferred to Kinrade Resources Limited. Subsequent to these events, Kinrade defaulted on its obligations and was unable to meet the payment schedules as required under contract. In the fall of 2003 ownership of the property passed to Compañía Minera Rutile Resources Limitada, the wholly owned subsidiary of White Mountain Titanium Corporation. The purchase was completed in September 2005.

Geology and Mineralization

Management believes the Cerro Blanco property contains a large and possibly unique type of titanium mineralization. Nevertheless, we are still in the exploration stage of development and there are no known reserves on the property. The titaniferous mineral located on the property is clean red-brown and black rutile which occurs disseminated with the tonalitic suite of an alkalic diorite-gabbro-pyroxenite intrusive. Its uniformly disseminated nature and associated alteration endow it with strong similarities to porphyry copper deposits. Natural rutile concentrates such as found on this property would be the preferred feed stock for both titanium metal and pigment grade titanium dioxide production.

Exploration Plans

During 2006, we undertook two separate drilling campaigns. The first was designed to test ore variability, and provided 15 different composites which were subjected to metallurgical testing by Lakefield Research. The second campaign, which commenced in October 2006, centered on an exploration program consisting mainly of infill and step out drilling, grade variability studies and regional reconnaissance in search of possible extensions to the mineralization and geologic modelling. On January 24, 2007, we announced that we had completed a 16-hole diamond drilling campaign, totaling over 2,900 meters at Cerro Blanco.  The principal objectives of this campaign were to increase resources in the central portion of the main zone as well as to test new target areas to the south and south-west.  Core recoveries in excess of 95% were achieved in the majority of holes drilled. Split core samples were sent to Lakefield Research in Ontario, Canada, for on-going metallurgical testing, and whole-core geotechnical testing has been carried out in respect of rock mechanics for mine planning purposes.  Results from these tests have been received.

Planning and execution of the drilling campaign was closely linked to previous metallurgical test work. The principal focus was to target titanium resources which would yield a high grade TiO2 concentrate from conventional flotation.  After an extensive evaluation of historic data, our contract geologists devised and are now utilizing an ore ranking system, MR1 (“Mine Rank 1”) through to MR4, with ranks MR1 and MR2 producing the best, and most commercially acceptable chemical product specifications.  Data from the latest drilling campaign was input into a geological model and this model, together with ongoing technical work, will be integrated into a resource model.

Titanium mineralization starts at surface and extends over long intercepts with both attributes offering the potential for low mining costs. We believe we have good results in the central portion of the main zone of Cerro Blanco, as well as significant potential for further resource development to the south and south-west areas of the property.

During 2007, our geological team undertook an extensive geochemical sampling program at the Eli prospect. Working on a 25 by 25 meter grid, the team took nearly 700 samples of outcrop material over an area of 1,100 meters by 900 meters. These were sent for chemical assay, and good surface expression was noted throughout. Samples showed good mineralization with TiO2 grades in the range 1.0% to 3.0%; two samples from high grade vein material reported results in excess of 21% TiO2 and 25% TiO2 respectively. As a result, in early 2008, we built a 12 kilometer, 5 meter wide access road to and around the Eli prospect.

On May 1, 2008 we commenced a diamond drill program at Eli to gain more information about the mineralization, and assess the resource potential for future geological and metallurgical test work.

On April 29, 2008 we announced the filing of a National instrument 43-101 technical report on the Las Carolinas and La Cantera portions of the Cerro Blanco property, which confirmed our internal estimates of indicated and inferred resources.

We are currently in discussions with our internationally recognized engineering contractor with respect to the results of our preliminary engineering assessment. We expect to receive the final, English language report shortly. Based on these discussions, we expect the results of the assessment to support our internal assessments of the project.

A considerable body of engineering design and process engineering work has already been completed, both by us and previous owners, for the development of a large open pit mine and milling operation. The extent to which this engineering work could be incorporated into a feasibility study will depend on factors such as optimal plant sizing and configuration based on product volumes and specifications set out in off-take contracts and process design, the latter to be determined by refinements coming out of this year’s planned metallurgical test work and pilot scale testing. With off-take contracts in hand, we would undertake a program of drilling to provide data for mine planning and design. for an environmental impact assessment and permitting program, and to commission a feasibility study. As some of these activities would be undertaken in tandem, we believe a feasibility study could be completed within twelve to fourteen months of us receiving off-take contracts, subject to the availability of funds, personnel and equipment. We estimate the cost to take the project to the point of commissioning a final engineering feasibility study at approximately $2,770,000. This figure includes a 20 per cent contingency but excludes general and administrative expenses. As of May 15, 2008, our cash position was approximately $1,665,750. We currently do not have sufficient capital to complete this plan and estimate that we will require additional financing to do so. Our business plan remains to explore solely for titanium deposits or reserves on the Cerro Blanco mining concessions. If this exploration program is unsuccessful, we will be unable to continue operations.

Also, as an exploration stage company, our work is highly speculative and involves unique and greater risks than are generally associated with other businesses. We cannot know if our mining concessions contain commercially viable ore bodies or reserves until additional exploration work is done and an evaluation based on such work concludes that development of and production from the ore body is technically, economically, and legally feasible.

If we proceed to development of a mining operation, our mining activities could be subject to substantial operating risks and hazards, including environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, pit-wall failures, flooding, rock falls, periodic interruptions due to inclement weather conditions or other unfavorable operating conditions and other acts of God. Some of these risks and hazards are not insurable or may be subject to exclusion or limitation in any coverage which we obtain or may not be insured due to economic considerations.

Glossary of Terms

Certain terms used in this section are defined in the following glossary:

ALKALIC DIORITE-GABBRO-PYROXENITE INTRUSIVE: a potassium and sodium rich, coarse grained and possibly dark colored igneous rock with associated magnesium and iron that consolidated from magma beneath the earth's surface.

DEVELOPMENT: work carried out for the purpose of opening up a mineral deposit and making the actual extraction possible.

DISSEMINATED: fine particles of mineral dispensed through the enclosing rock.

EXPLOITATION MINING CONCESSIONS: licensed claims where the holder has the right to permit, develop, and operate a mine.

EXPLORATION: work involved in searching for ore by geological mapping, geochemistry, geophysics, drilling and other methods.

EXPLORATION MINING CONCESSIONS: licensed claims where the holder has the right to explore.

GRADE: mineral or metal content per unit of rock or concentrate or expression of relative quality e.g. high or low grade.

INTRUSIVE: a volume of igneous rock that was injected, while still molten, and crystallized within the earth’s crust.

MINERALIZATION: the concentration of metals and their compounds in rocks, and the processes involved therein.

MORPHOLOGY: the observation of the form of lands.

ORE: material that can be economically mined from an ore body and processed.

PORPHYRY DEPOSITS: deposits hosted in igneous rocks characterized by large crystals of alkali feldspar set in a finer groundmass with the resulting texture called porphyritic. In a commercial sense, the term is applied to deposits characterized by large size (particularly with respect to the horizontal dimension) and a uniform dissemination of the mineral or metal.

RECLAMATION: the restoration of a site after exploration activity or mining is completed.

RUTILE: a mineral, titanium dioxide (TiO2), trimorpheus with anatase and brookite.

TiO2: Titanium dioxide. The form of titanium found in the mineral rutile.

TITANIUM: a widely distributed dark grey metallic element, (Ti), found in small quantities in many minerals. The mineral ilmenite, (FeTiO3), is currently the principal feedstock for the production of titanium dioxide (TiO2) powder and titanium metal.

Metric Conversion Table

For ease of reference, the following conversion factors are provided:

Metric Share	U.S. Measure	U.S. Measure	Metric Share
1 hectare	2.471 acres	1 acre	0.4047 hectares
1 meter	3.2881 feet	1 foot	0.3048 meters
1 kilometer	0.621 miles	1 mile	1.609 kilometers
1 tonne	1.102 short tons	1 short ton	0.907 tonnes

Employees

We have only two full-time employees, namely our President Michael P. Kurtanjek, and his executive assistant.

LEGAL PROCEEDINGS

The British Columbia Securities Commission issued a cease trade order in British Columbia on January 16, 2008. The basis of the order was that on May 22, 2007, we had announced an internally prepared mineral resource estimate on our Cerro Blanco titanium project in Chile without filing a technical report in compliance with Canadian Securities Administrator’s National Instrument 43-101 within 45 days of the announcement. This requirement applies to issuers with a significant connection to Canada and requires disclosure with regard to resources to be supported by a technical report prepared in a prescribed manner. White Mountain is not a reporting issuer in Canada and its shares do not trade on any Canadian exchange. Following receipt of the cease trade order, we engaged an independent, qualified person who had authored a previous NI 43-101 report for us on the project in 2005 to prepare an update of the report, including his own estimate of current resources. This updated report was filed with the British Columbia Securities Commission on February 29, 2007, and the Commission rescinded its cease trade order on April 30, 2008.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Current Management

The following table sets forth as of May 15 2008, the name and ages of, and position or positions held by, our executive officers and directors and the employment background of these persons:

Name	Age	Positions	Director Since	Employment Background
Michael P. Kurtanjek	56	Director & President	2004
Mr. Kurtanjek has served as our President since February 2004. From 1988 to 1995, he was a mining equity research analyst and institutional salesman with James Capel & Co. and Credit Lyonnais Lang and from 1995 to 2004, a director of Grosvenor Capital Ltd., a private business consulting firm.

Howard M. Crosby	55	Director	2004
Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. From 1994 to June 2006 he was president and a director of Cadence Resources Corporation (now Aurora Oil and Gas, Inc.), a publicly traded oil and gas company. He has been the President and a director of Gold Crest Mines, Inc., a reporting company engaged in mining activities, since August 2006. He is also an officer and director of High Plains Uranium, Inc., Sundance Diamonds Corporation, Dotson Exploration Company, Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), Platinum Diversified Mining, Inc., and Tomco Energy, all of which are privately held companies.

Cesar Lopez	43	Director	2004
Mr. Lopez has been a partner of Lopez & Ashton, a legal and consulting firm primarily to mining companies, since January 2002. From November 1995 until January 2002 he was self-employed as independent legal counsel to mining companies and other clients operating in Chile.

Brian Flower	58	Director & Chairman	2005
Mr. Flower has served as our Chairman since September 8, 2006. He served as our Chief Financial Officer from February 2005 through September 8, 2006. From 1986 to 1993 he was a mining equity research analyst and investment banker with James Capel & Co. and from 1993 to 1999, Chief Financial Officer and Senior Vice-President, Corporate Development with Viceroy Resource Corporation. Since January 2000, he has provided management consulting and advisory services through two partly owned companies of which he is president, Chapelle Capital Corp. and Trio International Capital Corp. He is also a director of Orsa Ventures Corp., Aurcana Corporation, and Pacific Wildcat Resources Corp.

Charles E. Jenkins	53	Director & CFO	2007
Mr. Jenkins has served as our CFO since September 8, 2006. From November 2005 through August 2006 Mr. Jenkins served as the Vice-President of Finance for Conor Pacific Canada, Inc., a private merchant bank. From January 2005 until September 2005, he served as Controller and Acting CFO for Metamedia Capital Corp., a magazine publishing company. From May 2003 until December 2004 Mr. Jenkins was self-employed as a consultant providing controller or CFO duties for a number of private companies. From September 2000 until May 2003 Mr. Jenkins was employed as a manager of special projects for Canaccord Capital Corporation. Prior to this, from August 1989 to August 2000 Mr. Jenkins was employed by various brokerage houses in Vancouver and Calgary in a corporate finance capacity.

Audit and Compensation Committees

On July 29, 2005, our board created a standing audit committee composed of the following directors: John P. Ryan, Stephanie Ashton, and Brian Flower; Ms. Ashton and Mr. Ryan resigned as directors and ceased being members of the committee in March 2007. Howard M. Crosby was appointed to the committee in March 2007. The Board of Directors has determined that Mr. Flower is an audit committee financial expert by virtue of his past experience which includes acting as the chief financial officer, an accounting supervisor and an internal auditor. Mr. Flower and Mr. Crosby, because of their consulting agreements with us under which they received in excess of $60,000 last year, would not be considered independent members of the audit committee.

Also on July 29, 2005, our board created a standing compensation committee. Our compensation committee is composed of the following directors: Howard M. Crosby and Michael Kurtanjek.

The board has adopted a policy to compensate non-executive directors who are members of committees of the board. These persons will receive $1,000 plus expenses for attendance in person at each committee meeting. They will receive $500 for attendance at committee meetings by conference telephone. In addition, each chairman of the committee will receive $1,000 per meeting they chair.

Nominating Procedures

We do not have a standing nominating committee; recommendations for candidates to stand for election as directors are made by the Board of Directors. We have not adopted a policy which permits security holders to recommend candidates for election as directors or a process for stockholders to send communications to the Board of Directors.

Code of Ethics

On August 30, 2005, we adopted a Code of Ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to other employees or contractors and anyone associated with our company.

Certain Relationships and Related Transactions

From February 23, 2004, through July 31, 2005, our Board of Directors approved and we paid a monthly salary of $6,000 to Mr. Kurtanjek for serving as President. On August 18, 2005, our compensation committee recommended, and the board approved, an increase in his monthly salary to $9,500 beginning August 1, 2005. Effective February 1, 2006, we entered into a one-year renewable Management Services Agreement dated February 6, 2006, with Mr. Kurtanjek for service as President of our company and for providing management of the planning, implementation, and reporting on exploration, feasibility, and project development activities carried out on the Cerro Blanco property. This agreement was extended automatically for an additional one-year term beginning February 1, 2007. Under the agreement we agreed to pay a monthly fee of $9,500, plus reimbursable out-of-pocket expenses. Effective August 31, 2007 the monthly management fee payable to Mr. Kurtanjek was raised to $11,400 and effective January 1, 2008, the monthly management fee was raised to $13,400. Either party may terminate the agreement without cause upon 120 days’ written notice and at any time for cause. In the event of termination upon a change of control, Mr. Kurtanjek will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to him; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which he is eligible; the extension of the exercise period for at least six months following such termination. The agreement also provides for maintaining the confidentiality of any proprietary information. Also effective August 31, 2007 Mr. Kurtanjek received a bonus for past services comprised of five-year, fully vested options to purchase 150,000 shares at $0.50 per share, 225,000 shares of common stock, and 225,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share. On December 21, 2007, the board granted a bonus of 200,000 fully vested shares to Mr. Kurtanjek for past services. In addition, on December 21, 2007, our board approved grants of 200,000 shares to Mr. Kurtanjek every time a project milestone is achieved, such as positive pre-feasibility study, piloting and final feasibility study. In addition, the board approved a bonus of 200,000 shares to Mr. Kurtanjek upon the listing of our stock on the American Stock Exchange or other senior exchange. Mr. Kurtanjek devotes virtually all of his time to our company under this agreement. During the year ended December 31, 2007, we paid $123,500 to Mr. Kurtanjek pursuant to our agreement with him. We also paid $22,362 to provide an apartment for him in Chile.

On February 10, 2005, we entered into a letter agreement with Trio International Capital Corp., a company partly owned by Brian Flower, a director and Chairman of our company. This agreement provided that Trio, through its wholly owned subsidiary, Pacific Venture Management Ltd., would provide services to us in connection with our plans to seek listing of our stock on the Toronto Stock Exchange or other suitable senior exchange; provide and coordinate our office in Vancouver, Canada; manage our corporate functions; and provide assistance with the pre-feasibility and feasibility reports on our property in Chile. Mr. Flower devoted approximately 80% of his time to the affairs of the company under this agreement, including serving as our Chief Financial Officer from February 2005 through September 8, 2006. As compensation under the agreement, Trio received options to purchase 400,000 shares of our common stock at $1.00 per share at any time on or before January 31, 2008. On August 31, 2007, the exercise price was reduced to $0.50 per share and the term of the options was extended by three years. We also paid Trio a monthly fee of $5,250 plus Goods and Services Tax in Canada under the agreement since its inception through July 31, 2005, at which time the monthly fee was increased by the board to $8,000. Effective February 1, 2006, we entered into a one-year renewable Management Services Agreement dated February 6, 2006, which replaced the original agreement and provides for the furnishing of the same services as under the original letter agreement. This agreement was extended automatically for an additional one-year term beginning February 1, 2007. Under the new agreement we agreed to pay a monthly fee of $8,000, plus reimbursable out-of-pocket expenses. Trio has also agreed to provide office space for us for which we pay $1,250 per month. We have also allowed Trio, through one of its subsidiaries, to broker the ocean transportation services for any product produced from our Cerro Blanco property. Either party may terminate the new agreement without cause upon 120 days’ written notice and at any time for cause. In the event of termination upon a change of control, Trio will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to it; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which it is eligible; the extension of the exercise period for at least six months following such termination. The new agreement also provides for maintaining the confidentiality of any proprietary information. In September 2006, we amended the agreement to provide for Mr. Flower’s services as our Chairman rather than our Chief Financial Officer with additional responsibilities for marketing, finance, corporate development and investor relations. The agreement also provides for payment of operating expenses for the company. Effective August 31, 2007 the monthly management fee payable to Trio was raised to $9,600 and the monthly office fee, to $2,000. Effective January 1, 2008, the monthly management fee was raised to $11,600. On December 21, 2007, the Board determined that in the event that the time commitment of Mr. Flower increases beyond 80%, the base compensation payable to Trio will be increased proportionately, but not to exceed the base compensation payable to Mr. Kurtanjek. Mr. Flower receives no other compensation for serving as our Chairman, except as provided in this agreement with Trio. Also effective August 31, 2007, Trio received a bonus for past services comprised of five-year, fully vested options to purchase 150,000 shares at $0.50 per share, 225,000 shares of common stock, and 225,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share. On December 21, 2007, the board granted a bonus of 200,000 fully vested shares to Mr. Flower for past services. Also on December 21, 2007, our board approved grants of 200,000 shares to Mr. Flower every time a project milestone is achieved, such as positive pre-feasibility study, piloting and final feasibility study. In addition, the board approved a bonus of 200,000 shares to Mr. Flower upon the listing of our stock on the American Stock Exchange or other senior exchange. Mr. Flower devotes approximately 80% of his time to the fulfillment of the obligations under this agreement and services as a director of our company. During the year ended December 31, 2007, we paid $102,400 to Trio for the services under the current agreement.

On November 26, 2007, we entered into a Brokerage Representation Agreement with Beacon Hill Shipping Ltd., an entity in which Mr. Flower is a principal. The term of the agreement is for the life of our mining property in Chile. We have agreed to pay commissions of 2.5% for carriers or vessels sourced by Beacon Hill and 1% in the case of any sale or purchase of vessels by for the project owners.

On August 1, 2005, we entered into a five-month renewable Business Consultant Agreement with Crosby Enterprises, an entity controlled by Howard M. Crosby, one of our directors. On February 6, 2006, we renewed this agreement from January 1, 2006 through May 31, 2006, and have extended it on a month-to-month basis. Crosby Enterprises has agreed to perform financial consulting and public relations services for us. In return, we have granted to this entity options to purchase 200,000 shares of our common stock at any time through August 1, 2009. The original exercise price of the options was $1.25 per share. On August 7, 2007, we reduced the exercise price to $0.50 per share and extended the term of the options for an additional two years. In addition, we paid a monthly fee of $12,000 for the initial five-month term of the agreement; we paid a monthly fee of $6,500 during the five-month renewal period; and we have agreed to pay $6,500 per month thereafter for the services performed by Crosby Enterprises. Effective August 31, 2007, Mr. Crosby received a bonus for past services comprised of five-year, fully vested options to purchase 100,000 shares at $0.50 per share, 100,000 shares of common stock, and 100,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share. Mr. Crosby devotes approximately 40% of his time to the fulfillment of the obligations under this agreement and services as a director of our company. In the event of termination upon a change of control, Crosby Enterprises will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to it; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which it is eligible; the extension of the exercise period for at least six months following such termination. During the year ended December 31, 2007, we paid $78,000 to Crosby Enterprises for services under this agreement.

On February 1, 2004, we entered into a Management Services Agreement through our Chilean subsidiary with Lopez & Ashton Ltda., an entity composed of Cesar Lopez, one of our directors, and Stephanie D. Ashton, a former director who resigned in March 2007. This agreement provided that Lopez & Ashton would provide consulting and management services in Chile in connection with our mining concessions located there. The agreement expired on December 31, 2005. Effective January 1, 2006, we entered into a new one-year renewable Management Services Agreement dated February 6, 2006, with Lopez and Ashton. This agreement was extended automatically for an additional one-year term beginning February 1, 2007. Pursuant to the new agreement, Lopez & Ashton has agreed to provide and maintain our corporate offices in Chile, provide administrative services for us in Chile, including maintaining our accounting records, provide legal services, and furnish other related services. The agreement provides that during its term Lopez & Ashton will not advise or represent any other company in conflict with their representation of our company. The new agreement provides for monthly payments of $2,500 for the office space, $500 for office support services such as a receptionist, $1,000 for accounting services, and $2,000 for administrative services. We have also agreed to pay for any specific management services requested by us to be performed by Ms. Ashton at an hourly rate of $100 and for any legal services performed by Mr. Lopez at $250 per hour. We have agreed to pay the flat fee amounts in Chilean pesos at a fixed rate of CH$550 pesos for each US$1.00 and the hourly fees at prevailing exchange rates. Either party may terminate the new agreement without cause upon 90 days’ written notice and at any time for cause. We also have the right upon 60 days’ written notice to terminate any specific service to be performed by Lopez & Ashton while maintaining the remaining services. The new agreement also provides for maintaining the confidentiality of any proprietary information. Mr. Lopez and Ms. Ashton each devote approximately 50% of their time to the fulfillment of the obligations under this agreement, including Mr. Lopez’s services as a director of our company. During the year ended December 31, 2007, we paid $54,086 to Mr. Lopez and $6,352 to Ms. Ashton for services under our agreement with their firm. On December 21, 2007, the Board granted a bonus of 100,000 fully vested shares to Mr. Lopez for past services.

On July 11, 2005, we closed a Securities Purchase Agreement with Rubicon, one of our shareholders, on $5,000,000 in equity financing and issued 6,250,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock. Each share of Class A Convertible Preferred Stock is convertible into our common shares at the rate of one share of common stock for each share of preferred stock converted, subject to adjustment in the event of certain transactions, and each warrant is exercisable at $0.50 per share at any time through July 11, 2009. On May 5, 2006, we entered into an amendment of the Securities Purchase Agreement whereby we issued 400,000 shares of our common stock to Rubicon in satisfaction of breach of a provision of the agreement requiring that the registration statement be declared effective by January 31, 2006. In September 2007, Rubicon converted all of its preferred shares into 6,250,000 common shares and sold all of the shares.

On September 7, 2005, we amended the Securities Purchase Agreement with Rubicon to include a transaction with Phelps Dodge, one of our shareholders, in which we issued 625,000 shares of Class A Convertible Preferred Stock convertible into 1,000,000 shares of our common stock and common stock purchase warrants to purchase 625,000 shares of our common stock under identical terms as with Rubicon. These securities were issued in satisfaction of the final payment of $500,000 due Phelps Dodge in connection with the purchase of our Chilean mining concessions. On May 5, 2006, we entered into an amendment of the Securities Purchase Agreement whereby we issued 40,000 shares of our common stock to Phelps Dodge in satisfaction of breach of a provision of the agreement requiring that the registration statement be declared effective by January 31, 2006.

Effective September 8, 2006, we entered into a one-year renewable Management Services Agreement dated September 1, 2006, with Mr. Jenkins for service as a part-time Chief Financial Officer of our company. Under the agreement we have agreed to pay a monthly fee of C$5,000 per month plus Goods and Services Tax in Canada, plus reimbursable out-of-pocket expenses. As additional compensation under the agreement, we granted to him 100,000 five-year options exercisable at $1.25 per share. On August 31, 2007, the options were repriced to $0.50 per share and were fully vested. These options will be subject to the terms, definitions and provisions of our Stock Option Plan. Effective August 31, 2007 the monthly management fee payable to Mr. Jenkins was raised to US$6,000. Either party may terminate the agreement without cause upon 120 days’ written notice and at any time for cause. In the event of termination upon a change of control, Mr. Jenkins will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to him; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which he is eligible; the extension of the exercise period for at least six months following such termination. The agreement also provides for maintaining the confidentiality of any proprietary information. Also effective August 31, 2007, Mr. Jenkins received a bonus for past services comprised of five-year, fully vested options to purchase 300,000 shares at $0.50 per share, 150,000 shares of common stock, and 150,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share. All options have now vested. On December 21, 2007, our board approved a bonus of 100,000 shares to Mr. Jenkins upon the listing of our stock on the American Stock Exchange or other senior exchange. Mr. Jenkins devotes approximately half of all of his time to the business of our company. During the year ended December 31, 2007, we paid $61,493 to Mr. Jenkins for services under this agreement.

In February 2004 control of our company changed by virtue of a reverse merger with GreatWall Minerals Ltd., an Idaho corporation, in which the shareholders of GreatWall exchanged their shares on a one-for-one basis for shares of our company. Prior to that time we were a shell company since we had no operations and no assets at the time. As a result of the merger, management of our company resigned and Michael Kurtanjek, John Ryan, Howard Crosby were appointed. GreatWall was controlled by these individuals, as well as Stephanie Ashton and Cesar Lopez, who were the executive officers, directors, and principal shareholders of that entity at the time of the merger. In addition to the compensation paid to this persons and the transactions with them since the reverse merger as set forth above, the following table sets forth the number of shares of our company received by each of these individuals in the reverse merger and the consideration paid for the GreatWall shares owned by them, all of which were acquired on or about October 5, 2003:

Name	Shares of Company Received in Reverse Merger(1)	Percentage(2)	Consideration Paid or Given for GreatWall Shares
Michael P. Kurtanjek	400,000	3.1%	Services valued at $4,000
John P. Ryan (3)	1,104,000	8.6%	Services valued at $11,040
Howard M. Crosby	1,104,000	8.6%	Services valued at $11,040
Stephanie Ashton (4)	1,109,000	8.7%	Services valued at $11,090
Cesar Lopez	1,109,000	8.7%	Services valued at $11,090

(1)	At the time of the reverse merger, we had 1,550,000 shares outstanding and GreatWall had 11,251,000 shares outstanding which converted into a like number of our shares in the merger.
(2)	This percentage is based upon the total shares outstanding, 12,801,000 shares, as a result of the reverse merger.
(3)	Resigned as a director on March 26, 2007.
(4)	Resigned as a director on March 9, 2007.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. As a result, we have adopted the independence standards of the American Stock Exchange to determine the independence of our directors and those directors serving on our committees. These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment. Our board of directors has determined that none of our directors would meet this standard, and therefore, all would be considered not to be independent.

On July 29, 2005, our board created standing audit and compensation committees. Our audit committee is composed of the following directors: Howard M. Crosby and Brian Flower. Our compensation committee is composed of the following directors: Howard M. Crosby, and Michael Kurtanjek.

The rules of the American Stock Exchange require that an audit committee of a small business issuer must maintain at least two members and that a majority of the members must be independent directors. The rules further provide that compensation of the chief executive officer and the other officers can be determined by a compensation committee generally composed of independent directors. Less than a majority of the members of our audit and compensation committees are deemed to be independent under the standards established by the American Stock Exchange.

Indemnification

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article IX of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation of the named executive officers for each of the two fiscal years ended December 31, 2007 and 2006:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Michael P. Kurtanjek,	2007	$123,500		$372,500	$58,907	$22,362	(2)	$577,269
President	2006	$114,000	(1)	—	—	$20,130	(2)	$134,130

Charles Jenkins, CFO	2007	$61,493		$75,000	$142,357	—		$278,850
	2006	$17,717		—	$17,113	—		$34,830

Howard Crosby,	2007	—		$50,000	$60,543	$78,000	(3)	$188,543
Vice-President	2006	—		—	—	$78,000	(3)	$78,000

Brian Flower,	2007	—		$372,500	$110,449	$102,400	(4)	$585,349
Chairman	2006	—		—	—	$96,000	(4)	$96,000

(1)
The salary for January 2006 was approved by the Board for Mr. Kurtanjek’s services as President. The salary earned by Mr. Kurtanjek for the months of February through December of 2006 was paid to him pursuant to the Management Services Agreement which provides for a monthly salary of $9,500.

(2)	This amount represents the cost to us of maintaining an apartment in Chile for Mr. Kurtanjek.
(3)	This amount was paid to Crosby Enterprises under our Business Consulting Agreement with Mr. Crosby’s company.
(4)	This amount was paid to Trio International Capital Corp., an entity partially owned by Mr. Flower.

On August 18, 2005, our compensation committee recommended, and the board approved, an increase in Mr. Kurtanjek’s monthly salary from $6,000 to $9,500 beginning August 1, 2005. Effective February 1, 2006, we entered into a one-year renewable Management Services Agreement dated February 6, 2006, with Mr. Kurtanjek for service as President of our company and for providing management of the planning, implementation, and reporting on exploration, feasibility, and project development activities carried out on the Cerro Blanco property. This agreement was extended automatically for an additional one-year term beginning February 1, 2007. Under the agreement we agreed to pay a monthly fee of $9,500, plus reimbursable out-of-pocket expenses, which was increased to $11,400 on August 31, 2007. Either party may terminate the agreement without cause upon 120 days’ written notice and at any time for cause. The agreement also provides for severance payments in the event of termination upon a change of control and maintaining the confidentiality of any proprietary information. On December 21, 2007, our board approved grants of 200,000 shares to Mr. Kurtanjek every time a project milestone is achieved, such as positive pre-feasibility study, piloting and final feasibility study. In addition, the board approved a bonus of 200,000 shares to Mr. Kurtanjek upon the listing of our stock on the American Stock Exchange or other senior exchange. Mr. Kurtanjek devotes essentially all of his time to the business of our company. On May 31, 2004, we granted to him fully vested four-year common stock purchase options for 600,000 shares exercisable at $0.60 per share. On August 31, 2007, we granted him common stock purchase options for 150,000 shares exercisable at $0.50 per share; we also repriced the prior options to $0.50 per share and extended the options by three years. On August 10, 2007, we granted Mr. Kurtanjek warrants to purchase 225,000 shares at $0.60 per share.

Effective September 8, 2006, we entered into a one-year renewable Management Services Agreement dated September 1, 2006, with Mr. Jenkins for service as a part-time Chief Financial Officer of our company. Under the agreement we have agreed to pay a monthly fee of C$5,000 per month plus Goods and Services Tax in Canada, plus reimbursable out-of-pocket expenses. As additional compensation under the agreement, we granted to him 100,000 five-year options exercisable at $1.25 per share. On August 31, 2007, the options were repriced to $0.50 per share and were fully vested. These options will be subject to the terms, definitions and provisions of our Stock Option Plan. Effective August 31, 2007 the monthly management fee payable to Mr. Jenkins was raised to US$6,000. Either party may terminate the agreement without cause upon 120 days’ written notice and at any time for cause. In the event of termination upon a change of control, Mr. Jenkins will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to him; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which he is eligible; the extension of the exercise period for at least six months following such termination. The agreement also provides for maintaining the confidentiality of any proprietary information. Also effective August 31, 2007, Mr. Jenkins received a bonus for past services comprised of five-year, fully vested options to purchase 300,000 shares at $0.50 per share, 150,000 shares of common stock, and 150,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share. All options have now vested. On December 21, 2007, our board approved a bonus of 100,000 shares to Mr. Jenkins upon the listing of our stock on the American Stock Exchange or other senior exchange. Mr. Jenkins devotes approximately half of all of his time to the business of our company. On August 10, 2007, we granted Mr. Jenkins warrants to purchase 150 shares at $0.60 per share.

On August 1, 2005, we entered into a five-month renewable Business Consultant Agreement with Crosby Enterprises, an entity controlled by Howard M. Crosby. On February 6, 2006, we renewed this agreement from January 1, 2006 through May 31, 2006, and have extended it on a month-to-month basis. Crosby Enterprises has agreed to perform financial consulting and public relations services for us. In return, we have granted to this entity options to purchase 200,000 shares of our common stock at any time through August 1, 2009. The original exercise price of the options was $1.25 per share. On August 7, 2007, we reduced the exercise price to $0.50 per share and extended the term of the options for an additional two years. In addition, we paid a monthly fee of $12,000 for the initial five-month term of the agreement; we paid a monthly fee of $6,500 during the five-month renewal period; and we have agreed to pay $6,500 per month thereafter for the services performed by Crosby Enterprises. Effective August 31, 2007, Mr. Crosby received a bonus for past services comprised of five-year, fully vested options to purchase 100,000 shares at $0.50 per share, 100,000 shares of common stock, and 100,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share. Mr. Crosby devotes approximately 40% of his time to the fulfillment of the obligations under this agreement and services as a director of our company. In the event of termination upon a change of control, Crosby Enterprises will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to it; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which it is eligible; the extension of the exercise period for at least six months following such termination.

On February 10, 2005, we entered into a letter agreement with Trio International Capital Corp., a company partly owned by Brian Flower. This agreement provided that Trio, through its wholly owned subsidiary, Pacific Venture Management Ltd., would provide services to us in connection with our plans to seek listing of our stock on the Toronto Stock Exchange or other suitable senior exchange; provide and coordinate our office in Vancouver, Canada; manage our corporate functions; and provide assistance with the pre-feasibility and feasibility reports on our property in Chile. Mr. Flower devoted approximately 80% of his time to the affairs of the company under this agreement, including serving as our Chief Financial Officer from February 2005 through September 8, 2006. As compensation under the agreement, Trio received options to purchase 400,000 shares of our common stock at $1.00 per share at any time on or before January 31, 2008. On August 31, 2007, the exercise price was reduced to $0.50 per share and the term of the options was extended by three years. We also paid Trio a monthly fee of $5,250 plus Goods and Services Tax in Canada under the agreement since its inception through July 31, 2005, at which time the monthly fee was increased by the board to $8,000. Effective February 1, 2006, we entered into a one-year renewable Management Services Agreement dated February 6, 2006, which replaced the original agreement and provides for the furnishing of the same services as under the original letter agreement. This agreement was extended automatically for an additional one-year term beginning February 1, 2007. Under the new agreement we agreed to pay a monthly fee of $8,000, plus reimbursable out-of-pocket expenses. Trio has also agreed to provide office space for us for which we pay $1,250 per month. We have also allowed Trio, through one of its subsidiaries, to broker the ocean transportation services for any product produced from our Cerro Blanco property. Either party may terminate the new agreement without cause upon 120 days’ written notice and at any time for cause. In the event of termination upon a change of control, Trio will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to it; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which it is eligible; the extension of the exercise period for at least six months following such termination. The new agreement also provides for maintaining the confidentiality of any proprietary information. In September 2006, we amended the agreement to provide for Mr. Flower’s services as our Chairman rather than our Chief Financial Officer with additional responsibilities for marketing, finance, corporate development and investor relations. The agreement also provides for payment of operating expenses for the company. Effective August 31, 2007 the monthly management fee payable to Trio was raised to $9,600 and the monthly office fee, to $2,000. Effective January 1, 2008, the monthly management fee was raised to $11,600. On December 21, 2007, the Board determined that in the event that the time commitment of Mr. Flower increases beyond 80%, the base compensation payable to Trio will be increased proportionately, but not to exceed the base compensation payable to Mr. Kurtanjek. Mr. Flower receives no other compensation for serving as our Chairman, except as provided in this agreement with Trio. Also effective August 31, 2007, Trio received a bonus for past services comprised of five-year, fully vested options to purchase 150,000 shares at $0.50 per share, 225,000 shares of common stock, and 225,000 stock purchase warrants, the latter exercisable through August 15, 2010, at an exercise price of $0.60 per share. On December 21, 2007, the board granted a bonus of 200,000 fully vested shares to Mr. Flower for past services. Also on December 21, 2007, our board approved grants of 200,000 shares to Mr. Flower every time a project milestone is achieved, such as positive pre-feasibility study, piloting and final feasibility study. In addition, the board approved a bonus of 200,000 shares to Mr. Flower upon the listing of our stock on the American Stock Exchange or other senior exchange. Mr. Flower devotes approximately 80% of his time to the fulfillment of the obligations under this agreement and services as a director of our company.

Equity Awards

The following table sets forth certain information for the named executive officers concerning unexercised options that were outstanding as of December 31, 2007:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael P. Kurtanjek,	600,000	-0-	-0-	$0.50	5/31/2011
President (Principal Executive Officer)	150,000	-0-	-0-	$0.50	8/31/2012

Charles Jenkins, CFO	100,000	-0-	-0-	$0.50	8/31/2011
	300,000	-0-	-0-	$0.50	8/31/2012

Howard Crosby,	200,000	-0-	-0-	$0.50	8/1/2011
Vice-President	100,000	-0-	-0-	$0.50	8/31/2012

Brian Flower, Chairman	400,000	-0-	-0-	$0.50	1/31/2012
	150,000	-0-	-0-	$0.50	8/31/2012

The options held by the named executive officers at year-end were granted pursuant to our existing Stock Option Plan adopted on August 30, 2005. Our shareholders approved the plan on November 10, 2006. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and to participate in the profitability of the company.

There are 3,140,000 shares of common stock authorized for stock options under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. In addition, aggregate grants to a single person are limited to 5% of the total number of issued and outstanding shares and the aggregate number authorized for grants to insiders is limited to 20% of the issued and outstanding shares. Grants to consultants are limited to 2% of the issued and outstanding shares.

The plan is administered by our Board of Directors. Participants in the plan are to be selected by our Board of Directors. The persons eligible to participate in the plan are as follows: (a) directors of our company and its subsidiaries; (b) officers of our company and its subsidiaries; (c) employees of our company and any of its subsidiaries; and (d) those engaged by us to provide ongoing management or consulting services, or investor relations activities for us or any entity controlled by us.

The purchase price under each option is established by the Board of Directors at the time of the grant and may not be discounted below the maximum discount permitted under the policy of the Toronto Exchange.

The Board of Directors will fix the terms of each option, but no option can be granted for a term in excess of five years. The Board of Directors will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 25% of the shares subject to the option upon approval of listing of our stock on the Toronto Exchange and 12.5% every quarter thereafter.

During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign or transfer any right to the option.

In the event of the death of the option holder, the options will immediately vest and may be exercised for up to one year from the date of death. If the option holder’s relationship with us is terminated for cause, the unexercised options will immediately terminate. If the option holder retires, voluntarily resigns, or is terminated for other than cause, the options will be exercisable for 90 days thereafter or for 30 days if the person was engaged in investor relations.

In the event of the corporate take-over, reorganization or change of control, the options will vest and the holder may exercise the options or, in the event of a corporate reorganization, receive the kind and amount of shares or other securities or property that he would have been entitled to receive if he had been a holder of shares of our company at the time of the reorganization, or, if appropriate, as otherwise determined by the Board of Directors.

Director Compensation

The following table sets forth certain information concerning the compensation of our directors, excluding the named executive officers whose total compensation is set forth in the Summary Compensation Table above, for the last fiscal year ended December 31, 2007:

Director Compensation

Name	Stock Awards ($)		All Other Compensation ($)		Total ($)
Cesar Lopez	$130,000	(1)	$54,086	(2)	$184,086
Stephanie Ashton(4)	—		$6,352	(3)	$6,352

(1)	This amount represents a stock bonus of 100,000 fully vested shares granted on December 21, 2007.
(2)
This amount represents legal fees paid to Mr. Lopez and one-half of the rent paid to Lopez and Ashton for our office in Chile. The hourly legal fees were paid in Chilean pesos at prevailing exchange rates and the rent was paid in Chilean pesos at a fixed rate of CH$552 pesos for each US$1.00.

(3)
This amount represents accounting and administrative fees paid to Ms. Ashton and one-half of the rent paid to Lopez and Ashton for our office in Chile up to the date of her resignation as a director. These fees were paid in Chilean pesos at a fixed rate of CH$552 pesos for each US$1.00.

(4)	Ms. Ashton resigned as a director on March 9, 2007.

On July 29, 2005, the board adopted a policy to compensate directors who are not executive officers of the Company. Such persons will receive $1,000 plus expenses for attendance in person at each meeting of the Board of Directors. They will receive $500 for attendance at such meetings by conference telephone. Also on July 29, 2005, the board adopted a policy to compensate non-executive directors who are members of committees of the board. These persons will receive $1,000 plus expenses for attendance in person at each committee meeting. They will receive $500 for attendance at committee meetings by conference telephone. In addition, each chairman of the committee will receive $1,000 per meeting they chair. No fees were paid to or accrued by any director during 2006 pursuant to the policies adopted on July 29, 2005 for director and committee member compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of May 15, 2008, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

	Amount and Nature
Name and Address	of Beneficial		Percentage of Class
of Beneficial Owner	Ownership (1)		Before Offering (2)	After Offering(3)

Michael P. Kurtanjek	1,700,000	(4)	5.6%	3.8%
9 Church Lane
Copthorne
West Sussex, England
RH10 3PT

Howard M. Crosby	1,149,000	(5)	4.2%	2.6%
6 East Rose Street
Walla Walla, WA 99362

Cesar Lopez	799,000		2.7%	1.8%
Enrique Foster Sur 20, Piso 19
Las Condes, Santiago, Chile

Brian Flower	1,350,000	(6)	4.5%	3.0%
2150-1188 West Georgia Street
Vancouver, British Columbia
Canada V6E 4A2

Charles E. Jenkins	700,000	(7)	2.4%	1.6%
2150-1188 West Georgia Street
Vancouver, British Columbia
Canada V6E 4A2

Executive Officers and	5,698,000		17.9%	12.3%
Directors as a Group
(5 Persons)

Rubicon Master Fund (8)	6,620,000	(9)	18.7%	13.2%
c/o Rubicon Fund Management LLP
103 Mount St.
London W1K 2TJ
United Kingdom

Phelps Dodge Corporation	1,665,000	(10)	5.4%	3.6%
One North Central Ave.
Phoenix, AZ 85004

Wong Kin	5,600,000	(11)	18.0%	12.2%
Block G 23 Floor
Shen Zhen 518053
Peoples Republic of China

Hai Qian Liang	2,000,000	(12)	6.6%	4.5%
3 Bl 4 St. Aonan Rd.
Peoples Republic of China

Long Short Equity Deep Discount
Value 1	1,600,000	(13)	5.3%	3.6%
701 Westchester Ave.
White Plains, NY 10604

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of May 15, 2008, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based on 29,189,133 shares of common stock outstanding as of May 15, 2008.
(3)	Percentage based on 43,761,733 shares of common stock outstanding upon completion of the offering, assuming all shares of common stock being registered are sold.
(4)	Includes 750,000 shares issuable pursuant to options and 225,000 stock purchase warrants .
(5)	Includes 300,000 shares issuable pursuant to options and 100,000 stock purchase warrants.
(6)	Includes 550,000 shares issuable pursuant to options and 225,000 stock purchase warrants.
(7)	Includes 150,000 shares issuable pursuant to stock purchase warrants and 400,000 shares issuable pursuant to options.
(8)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd., and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund. Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(9)
Includes 6,250,000 shares issuable upon exercise of warrants. Notwithstanding the foregoing, the warrants may not be exercised if the holder of the security, together with its affiliates, after such exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(10)
Includes 1,000,000 shares issuable upon conversion of 625,000 Class A Convertible Preferred Shares and 625,000 shares issuable upon exercise of warrants. Notwithstanding the foregoing, the shares of the Class A Convertible Preferred Stock and warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(11)	Includes 2,000,000 shares issuable pursuant to stock purchase warrants.
(12)	Includes 1,000,000 shares issuable pursuant to stock purchase warrants.
(13)	Includes 800,000 shares issuable pursuant to stock purchase warrants.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered, without regard to any limitation on conversion or exercise.

Name	Beneficial Ownership Before Offering		Percentage of Common Stock Owned Before Offering	Amount to be offered for the security holder’s account	Percentage of Common Stock Owned After Offering(1)
Rubicon Master Fund(2)	6,620,000	(3)	18.7% (3)	6,620,000	0
Phelps Dodge Corporation	1,665,000	(4)	5.4% (4)	1,665,000	0
Zheng Rong Ye	400,000	(5)	1.4%	400,000	0
Xin Hui Qian	200,000	(6)	*	200,000	0
Hua Jiang	600,000	(7)	2.0%	600,000	0
Hai Qian Liang	2,000,000	(8)	6.6%	2,000,000	0
Wong Kin	5,600,000	(9)	18.0%	4,000,000	3.7%
Yuan Sheng Zhang	400,000	(10)	1.4%	400,000	0
Lloyd Edwards Jones SAS	400,000	(11)	1.4%	400,000	0
Long Short Equity Deep Discount Value 1	1,600,000	(12)	5.3%	1,600,000	0
Fredric D. Ohr IRA	200,000	(13)	*	200,000	0
Michael M. McKinstry	200,000	(14)	*	200,000	0
Leonard J. Gross	140,000	(15)	*	140,000	0
Michael P. Kurtanjek(16)	1,700,000	(17)	5.6%	450,000	2.9%
Trio International Capital Corp.(18)	1,000,000	(19)	3.3%	1,000,000	0
Charles E. Jenkins (20)	700,000	(21)	2.4%	300,000	*
Crosby Enterprises (22)	1,149,000	(23)	4.2%	500,000	1.5%
Objective Equity LLC(24)	77,600	(25)	*	77,600	0
TOTAL	23,051,600			20,752,600

* Less than 1%
(1)	Assumes that all securities registered will be sold, in which event 43,761,733 would be outstanding.
(2)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund. Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(3)
Includes 6,250,000 shares issuable upon exercise of warrants, which are convertible and exercisable within 60 days. Notwithstanding the foregoing, the shares of the warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(4)
Includes 625,000 shares issuable upon conversion of 625,000 Class A Convertible Preferred Shares and 625,000 shares issuable upon exercise of warrants, which are respectively convertible and exercisable within 60 days. Notwithstanding the foregoing, the shares of the Class A Convertible Preferred Stock and warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(5)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(6)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(7)	Includes 300,000 shares issuable upon exercise of common stock purchase warrants.
(8)	Includes 1,000,000 shares issuable upon exercise of common stock purchase warrants.
(9)	Includes 2,000,000 shares issuable upon exercise of common stock purchase warrants.
(10)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(11)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(12)	Includes 800,000 shares issuable upon exercise of common stock purchase warrants.
(13)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(14)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(15)	Includes 70,000 shares issuable upon exercise of common stock purchase warrants.
(16)	Mr. Kurtanjek has served as a director and our President and CEO since February 2004.
(17)	Includes 225,000 shares issuable upon exercise of common stock purchase warrants and 600,000 shares issuable upon exercise of common stock purchase options.
(18)
Brian Flower, our Chairman, is a principal of Trio International Capital Corp. Mr. Flower has served as our Chairman since September 8, 2006, and served as our Chief Financial Officer from February 2005 through September 8, 2006. He was first elected as a director in 2005. Trio has had a consulting agreement with us since February 2006, to provide management and administrative services, including the services of Mr. Flower. In addition, Trio, through its wholly owned subsidiary Beacon Hill Shipping Ltd, has entered into an agreement with us to provide ocean transportation services to us for any minerals shipped from our mining properties in Chile. Trio also provides us office space in Vancouver, British Columbia.

(19)	Includes 225, 000 shares issuable upon exercise of common stock purchase warrants and 550,000 shares issuable upon exercise of common stock purchase options.
(20)	Mr. Jenkins has served as our CFO since September 8, 2006 and has been a director since August 31, 2007.
(21)	Includes 150,000 shares issuable upon exercise of common stock purchase warrants and 400,000 shares issuable upon exercise of common stock purchase options.

(22)
Crosby Enterprises is controlled by Howard M. Cosby, who has been a director since 2004. Since August 1, 2005, Mr. Crosby provides financial consulting and public relations services to us pursuant to a consulting agreement with Crosby Enterprises on a month-to-month basis.

(23)	Includes 100, 000 shares issuable upon exercise of common stock purchase warrants and 300,000 shares issuable upon exercise of common stock purchase options.
(24)	Objective Equity LLC has served as a financial consultant for us and has assisted in our fundraising efforts. Objective is an NASD-registered broker-dealer.
(25)
Represents 77,600 shares issuable upon exercise of common stock purchase warrants. The warrants are shared among the three members of the limited liability company as follows: Kent and Catherine Williams 2007 Trust, 22,633 warrants; Doug Cole, 22,634 warrants; Delores O’Connor, 22,633 warrants; and David Riedel, 9,700 warrants.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

Each of the selling stockholders has contractually agreed to restrict its ability to convert the Class A shares or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by each in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Purchase of Mining Concessions from Phelps Dodge

On or about September 5, 2003, Compania Minera Rutile Resources Limitada, formally known as Minera Royal Silver Limitada, a subsidiary of GreatWall Minerals Ltd. at the time, and Compania Contractual Minera Ojos del Salado, a Chilean operating subsidiary of Phelps Dodge Corporation, entered into a Transfer of Contract and Mortgage Credit agreement for the purchase by GreatWall’s subsidiary of the initial nine mining registered exploitation concessions located in Chile for which Compania Contractual Minera Ojos del Salado held a mortgage. Pursuant to the transfer agreement, Compania Contractual Minera Ojos del Salado sold and transferred its mortgage right to the mining concessions to GreatWall’s subsidiary. Subject to the terms of the transfer agreement, Compan࿧ia Minera Rutile Resources Limitada was obligated to pay $650,000 to Compania Contractual Minera Ojos del Salado for its transfer of the mortgage to GreatWall’s subsidiary, payable $50,000 within thirty days of the transfer agreement, $50,000 on March 4, 2004, and $50,000 on September 5, 2004, and was obligated to pay $500,000 on September 4, 2005, which date was extended by mutual consent of the parties to September 9, 2005. The original transfer agreement was negotiated between the management of GreatWall and Phelps Dodge, and as a result of the merger of GreatWall into our company, Compania Minera Rutile Resources Limitada became our wholly owned subsidiary. The initial payment of $50,000 was paid by GreatWall prior to its merger into our company in February 2004. The subsequent payments of $50,000 each on March 4, 2004, and September 5, 2004, were paid by us. Prior to the final payment, Compania Contractual Minera Ojos del Salado transferred by dividend the right to receive the final payment from our Chilean subsidiary to its parent corporation, PD Ojos del Salado, Inc., a Delaware corporation, and PD Ojos del Salado, Inc. subsequently transferred by dividend the right to receive the final payment from to its parent corporation, Phelps Dodge. In September 2005, we completed a debt conversion agreement with Phelps Dodge whereby we issued 625,000 shares of Class A Convertible Preferred Stock and warrants to purchase 625,000 shares of our common stock as consideration for the final payment of $500,000 owed under the property payment schedule. Effective July 2007, pursuant to a repricing provision of the debt conversion agreement, the number of common shares issuable for the 625,000 preferred shares was increased to 1,000,000.

Funding Transaction with Rubicon Master Fund

On July 11, 2005, we closed the Securities Purchase Agreement with Rubicon Master Fund on $5,000,000 in equity financing and issued to Rubicon 6,250,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock. Each share of Class A Convertible Preferred Stock is convertible into our common shares at the effective rate of one share of our common stock for each share of the preferred stock converted and each warrant is exercisable at $1.25 per share at any time through July 11, 2009. The Class A stock and the warrants also contain provisions adjusting the conversion and exercise prices in the event that we issue our common stock, or instruments convertible into shares of our common stock, at prices below the conversion price of the Class A shares or the exercise price of the warrants. We have also agreed not to issue our common stock, or instruments convertible into shares of our common stock, at prices below the market value of our common stock. Pursuant to the repricing provisions of the warrant agreement, the warrants are now exercisable at $0.50 per share. Also, in September 2007, Rubicon converted all of its preferred shares into 6,250,000 common shares, all of which it has sold.

Pursuant to the Securities Purchase Agreement that we entered into with Rubicon, we were obligated to file the registration statement of which this prospectus is a part with the Securities and Exchange Commission on or before October 31, 2005. The registration rights provisions of the Securities Purchase Agreement require us to file a registration statement at our expense to register the shares of common stock underlying the Class A stock and the warrants on or before October 31, 2005. We are also required under the agreement to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as possible after filing, but in any event prior to January 31, 2006. In the event that the registration statement is not filed on or before October 31, 2005, or declared effective by January 31, 2006, then we have agreed to pay liquidated damages to Rubicon equal to 1% of the purchase price of the securities paid by them for each month we fail to meet these requirements. This payment of the liquidated damages does not relieve us from our obligations to register the shares. Additional events which would trigger the liquidated damages provision include the following: In the event we fail to file a required post-effective amendment within ten trading days after our registration statement is no longer effective or if the post-effective amendment is not declared effective within 21 days following the deadline to file the post-effective amendment; if we fail to have our common stock listed on a designated U.S. or Canadian exchange or Nasdaq, or quoted on the OTC Bulletin Board by January 31, 2006; or in the event the selling stockholders are not permitted to sell their shares for any reason pursuant to this prospectus or pursuant to registration in Canada for either 10 consecutive trading days or for 30 trading days in any 365 day period. We have also agreed not to file a primary registration of our shares for our own account either in the U.S. or Canada prior to the effective date of the registration of which this prospectus is a part.

Debt Conversion Transaction with Phelps Dodge Corporation

On September 7, 2005, we amended the Securities Purchase Agreement with Rubicon to include a transaction with the prior owner of our mining concessions, Phelps Dodge, in which we issued 625,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 625,000 shares of our common stock under identical terms as with Rubicon. Effective July 2007, the conversion ratio for the preferred shares was increased to 1,000,000 common shares. These securities were issued in satisfaction of the final payment of $500,000 due to Phelps Dodge in connection with the purchase of our Chilean mining concessions.

Amendment to Securities Purchase Agreement

On May 5, 2006, we entered into an amendment to the Securities Purchase Agreement with Rubicon and Phelps Dodge. The amendment was necessitated by our inability to obtain effectiveness of the registration statement of which this prospectus is a part by January 31, 2006, as required in the agreement. Pursuant to the amendment, we issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in settlement of the breach of this provision of the agreement by us. In addition, we eliminated any further damages provisions pertaining to the effectiveness of the registration statement and the need to obtain a listing of our common stock on a Canadian exchange. These shares have been included in the registration statement of which this prospectus is a part.

DESCRIPTION OF SECURITIES
Common Stock

The shares registered pursuant to the registration statement, of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

We are authorized to issue up to 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Under Nevada corporate law, holders of our company’s common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to our board of directors.

Class A Convertible Preferred Stock

We are authorized to issue 20,000,000 preferred shares and have outstanding 625,000 preferred shares designated as Class A Convertible Preferred Stock, par value $0.001 per share. The Class A shares have the following rights and preferences:

•
The Class A shares are convertible into shares of our common stock at any time. The conversion ratio of the Class A Convertible Preferred Stock is determined according to a formula computed by dividing the stated value of the preferred stock, which is designated as $0.80 per share, by the conversion price of the preferred stock, which is $0.50 per share, subject to the following limitations and conditions:

o
If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than the conversion price of our Class A shares, then the conversion price of the Class A shares will be reduced to this lower sale or conversion price.

o	The Class A shares may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares.
o
We are also not obligated to convert the Class A shares if the issuance of the common shares would exceed the number of shares of common stock which we may issue upon conversion of our preferred shares without breaching any obligations under the rules or regulations of the principal market for our common shares.

•
The holders of the Class A shares are entitled to the number of votes equal to the number of whole shares of common stock into which they are convertible. The Class A shares vote together with the holders of the common stock, except as provided by law.

•
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of the Class A shares will be entitled to receive a pro rata amount of the funds available for liquidation with the holders of the common stock as though the Class A shares were converted.

•
The holders of the Class A shares are entitled to such dividends paid and distributions made to the holders of our common stock to the same extent as if such holders of the Class A shares had converted their preferred shares into common stock.

•	The holders of the Class A shares do not have any preemptive rights to purchase shares of our common stock.
•	There are no redemption or sinking fund provisions applicable to the Class A shares.

Warrants

We have issued warrants to purchase 6,875,000 to Rubicon Master Fund and Phelps Dodge, two of the selling stockholders herein. These four-year warrants are exercisable immediately at an exercise price of $0.50 per share, provided that if we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than this exercise price, then the exercise price of these warrants will be reduced to this lower sale or conversion price. Also, these warrants may not be exercised if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares. In the event of a subdivision or combination of our common shares, the exercise price in effect immediately prior to such subdivision or combination and the number of shares issuable upon exercise will be proportionately adjusted. The warrant holders are also entitled to certain antidilution rights in the event of a pro rata distribution to the shareholders. In the event of any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets to another person or other transaction effected in such a way that holders of our common stock would be entitled to receive securities or assets with respect to or in exchange for our common stock, the warrant holder will be entitled to exchange his warrant for a security of the acquiring entity substantially similar in form and substance to this warrant.

We have issued warrants to purchase 5,847,600 to certain of the selling stockholders herein. These three-year warrants are exercisable immediately at an exercise price of $0.60 per share. If the closing price of our common stock is at or over $0.90 per share for 20 consecutive days, we will have the right to accelerate the expiry of the warrants upon giving 30 days notice to the holders thereof. The warrant holders are entitled to certain antidilution rights in the event of a pro rata distribution to the shareholders. In the event of any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets to another person or other organic change, the warrant holder will be entitled to exchange his warrant for a security of the acquiring entity substantially similar in form and substance to this warrant or demand the payment of the value of the warrant.

Options

Effective August 13, 2004, we granted to Proteus Capital Corp. options to purchase up to 100,000 shares of our common stock at $2.00 per share. These options are immediately exercisable and expire on August 13, 2009. The options are non-transferable and contain piggy-back registration rights. The options contain standard anti-dilution provisions in the event of a reverse or forward stock split affecting our common stock. The options were granted outside of our Stock Option Plan.

On August 1, 2006, we granted to Crosby Enterprises options to purchase up to 200,000 shares of our common stock. These options are immediately exercisable at $0.50 per share and expire on August 1, 2011. On August 31, 2007, we granted to Crosby Enterprises options to purchase up to 100,000 shares of our common stock at $0.50 per share. These options are immediately exercisable and expire on August 31, 2012.

On January 31, 2005, we granted to Trio International Capital Corp. options to purchase up to 400,000 shares of our common stock at $0.50 per share. These options are immediately exercisable at $0.50 per share and expire on January 31, 2011. On August 31, 2007, we granted to Trio International Capital Corp. options to purchase up to 150,000 shares of our common stock at $0.50 per share. These options are immediately exercisable and expire on August 31, 2012.

PLAN OF DISTRIBUTION

We are registering outstanding shares of Common Stock and shares of Common stock issuable upon conversion of the outstanding shares of Class A Convertible Preferred Stock and exercise of the warrants and options to permit the resale of such shares of common stock by the selling stockholders, from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of such shares of our common stock. We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale at prevailing market prices on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the preferred shares and warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights provisions contained in the Securities Purchase Agreement with between us and the selling stockholders; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights provisions, or we may be entitled to contribution.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders. If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of the shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the common stock.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law, Salt Lake City, Utah.

EXPERTS

Our financial statements for the three months ended March 31, 2008 and the years ended December 31, 2007 and 2006 appearing in this prospectus which is part of a registration statement have been reviewed and audited, respectively, by Smythe Ratcliffe, LLP, and are included in reliance upon such reports given upon the authority of Smythe Ratcliffe, as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, (SEC File No. 333-129347) and a registration statement on Form SB-2 under the Securities Act of 1933, as amended (SEC File No. 333-148644) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statements. This prospectus constitutes the prospectus of White Mountain Titanium Corporation, filed as part of the registration statements, and it does not contain all information in the registration statements, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our annual report. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Commission between the hours of 9:00 a.m. and 5:00 p.m., except federal holidays and official closings, at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You should call (202) 551-8090 for more information on the public reference room. Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Balance Sheets

(US Funds)

	March 31	December 31
	2008	2007
	Unaudited	Audited
Assets

Current
Cash and cash equivalents	$2,045,061	$2,678,652
Prepaid expenses	76,464	51,687
Receivables	60,133	39,953
Total Current Assets	2,181,658	2,770,292
Property and Equipment	80,409	58,466
Mineral Properties	651,950	651,950

Total Assets	$2,914,017	$3,480,708

Liabilities

Current
Accounts payable and accrued liabilities	$140,809	$69,397

Total Current Liabilities and Total Liabilities	140,809	69,397

Stockholders’ Equity

Preferred Stock and Paid-in Capital in Excess of $0.001 Par Value
20,000,000 Shares authorized 625,000 Shares issued and outstanding (December 31, 2006 – 6,875,000)	500,000	500,000
Common Stock and Paid-in Capital in Excess of $0.001 Par Value
100,000,000 Authorized 29,189,133 (December 31, 2007 – 29,189,133) shares issued and outstanding	15,918,522	15,918,522
Accumulated Deficit	(13,645,314)	(13,007,211)

Total Stockholders’ Equity	2,773,208	3,411,311

Total Liabilities and Stockholders’ Equity	$2,914,017	$3,480,708

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Operations

(US Funds)

	Three months ended March 31		Cumulative From Inception November 13,
	2008 Unaudited	2007 Unaudited	2001 through March 31, 2008
Expenses

Advertising and promotion	$16,707	$15,575	$159,501
Amortization	5,005	4,133	60,819
Bank charges and interest	1,757	1,097	18,863
Consulting fees	66,590	55,303	1,822,367
Consulting fees – directors and officers officers	75,700	59,440	2,598,604
Exploration	301,761	158,531	2,898,718
Filing fees	2,499	-	47,796
Insurance	15,640	3,113	143,653
Investor relations	-	-	68,989
Licenses and taxes	56,899	4,859	336,264
Management fees	34,800	24,000	1,291,990
Office	8,220	5,589	116,848
Professional fees	37,350	35,791	1,162,367
Rent	30,196	22,987	245,944
Telephone	5,863	7,520	57,389
Transfer agent fees	1,332	545	10,201
Travel and vehicle	30,039	43,391	734,144

Loss before other items	(690,358)	(441,874)	(11,774,457)

Gain (loss) on investments	-	-	87,217
Adjustment to market for marketable securities	-	-	(67,922)
Foreign exchange	33,445	(3,472)	12,230
Dividend income	-	858	4,597
Interest income	18,810	17,315	326,128
Financing Agreement Penalty	-	-	(330,000)

Net loss for the period	(638,103)	(427,173)	(11,742,207)
Preferred stock dividends	-	-	(1,537,500)

Net Loss Available for Distribution	$(638,103)	$(427,173)	$(13,279,707)

Loss per Common Share	$(0.02)	$(0.03)	-

Weighted average number of Common Shares Outstanding	29,189,133	16,269,133	-

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2002 and inception (November 13, 2001)	-	$-	-	$-	$-	$-	$-	$-
Shares issued for cash Private placements	4,040,000	404,000	-	-	(111,000)	-	-	293,000
Shares issued for services	7,211,000	72,110	-	-	-	-	-	72,110

Balance, prior to acquisition	11,251,000	476,110	-	-	(111,000)	-	-	365,110
Shares of accounting subsidiary acquired on reverse takeover	1,550,000	28,368	-	-	-	-	-	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover	-	(28,368)	-	-	-	-	-	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover	-	365,779	-	-	-	-	-	365,779
Excess of purchase price over net assets acquired on recapitalization	-	-	-	-	-	-	(365,607)	(365,607)
Net loss for year	-	-	-	-	-	-	(830,981)	(830,981)
Balance, December 31, 2003	12,801,000	841,889	-	-	(111,000)	-	(1,196,588)	(465,699)
Shares issued for cash Private placement	2,358,633	1,405,180	-	-	-	-	-	1,405,180
Share subscriptions received	-	-	-	-	-	120,000	-	120,000
Shares issued for services	128,500	205,320	-	-	-	-	-	205,320
Receipt of subscriptions receivable	-	-	-	-	111,000	-	-	111,000
Stock-based compensation	-	651,750	-	-	-	-	-	651,750
Net loss for year	-	-	-	-	-	-	(1,523,509)	(1,523,509)

Balance, December 31, 2004	15,288,133	$3,104,139	-	$-	$-	$120,000	$(2,720,097)	$504,042

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2004	15,288,133	$3,104,139	-	$-	$-	$120,000	$(2,720,097)	$504,042

Preferred stock issued for cash Private placement	-	-	6,250,000	5,000,000	-	-	-	5,000,000
Preferred stock issued for debt	-	-	625,000	500,000	-	-	-	500,000
Shares issued for cash Private placement	459,000	459,000	-	-	-	(120,000)	-	339,000
Shares issued for services	82,000	115,200	-	-	-	-	-	115,200
Stock-based compensation	-	688,920	-	-	-	-	-	688,920
Beneficial conversion feature	-	1,537,500	-	-	-	-	(1,537,500)	-
Net loss for year	-	-	-	-	-	-	(2,642,954)	(2,642,954)

Balance, December 31, 2005	15,829,133	5,904,759	6,875,000	5,500,000	-	-	(6,900,551)	4,504,208

Shares issued for financial agreement penalty to be settled	440,000	330,000	-	-	-	-	-	330,000

Stock-based compensation	-	59,896	-	-	-	-	-	59,896
Net loss for year	-	-	-	-	-	-	(2,184,843)	(2,184,843)

Balance, December 31, 2006	16,269,133	6,294,655	6,875,000	5,500,000	-	-	(9,085,394)	2,709,261
Stock-based compensation	-	718,184	-	-	-	-	-	718,184
Shares issued for cash Private placement	5,070,000	2,340,683	-	-	-	-	-	2,340,683
Shares issued for services	1,600,000	1,565,000	-	-	-	-	-	1,565,000
Shares issued for conversion of preferred stock	6,250,000	5,000,000	(6,250,000)	(5,000,000)	-	-	-	-
Net loss for the year	-	-	-	-	-	-	(3,921,817)	(3,921,817)

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$-	$-	$(13,007,211)	$3,411,311

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$-	$-	$(13,007,211)	$3,411,311
Net loss for the quarter							(638,103)	(638,103)

Balance, March 31, 2008	29,189,133	$15,918,522	625,000	$500,000	$-	$-	$(13,645,314)	$2,773,208

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Cash Flows

(US Funds)

			Cumulative
			From Inception
			November 13,
			2001 through
	Three months ended March 31		March 31
	2008	2007	2008
	Unaudited	Unaudited

Operating Activities
Net loss for period	$(638,103)	$(427,173)	$(11,742,207)
Items not involving cash
Amortization	5,005	4,133	60,820
Stock-based compensation	-	18,160	2,118,750
Common stock issued for services	-	-	1,957,630
Financing agreement penalty	-	-	330,000
Adjustment to market – securities	-	-	67,922
Gain on sale of marketable securities	-	-	(87,217)
Non-cash resource property expenditures	-	-	600,000
Changes in Non-Cash Working Capital
Receivables	(20,180)	3,391	(60,133)
Marketable securities	-	-	19,295
Accounts payable and accrued liabilities	71,412	(55,067)	140,809
Prepaid expenses	(24,777)	(53,087)	(76,464)

Cash Used in Operating Activities	(606,643)	(509,643)	(6,670,795)

Investing Activity
Addition to property and equipment	(26,948)	(499)	(141,228)
Mineral property acquisition costs	-		(651,950)

Cash Used in Investing Activities	(26,948)	(499)	(793,178)

Financing Activities
Repayment of long-term debt	-	-	(100,000)
Issuance of Preferred Stock			5,000,000
Issuance of common stock	-	-	4,377,864
Stock subscriptions received	-	-	120,000
Stock subscriptions receivable	-	-	111,000
Working capital acquired on acquisition	-	-	172

Cash Provided by Financing Activities	-	-	9,509,036

(Outflow) Inflow of Cash and Cash Equivalents	(633,591)	(510,142)	2,045,061

Cash and Cash Equivalents, Beginning of Period	2,678,652	2,049,315	-

Cash and Cash Equivalents, End of Period	$2,045,061	$1,539,173	$2,045,063

Supplemental Cash Flow Information
Income tax paid	$-	$-	$-
Interest paid	$-	$-	$-

Shares Issued for
Settlement of debt	$-	$-	$830,000
Services	$-	$-	$1, 957,630

See notes to consolidated financial statements.

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

White Mountain Titanium Corporation (the “Company”) currently has no ongoing operations. Its principal business is to advance exploration and development activities on the Cerro Blanco rutile (titanium dioxide) property (“Cerro Blanco”) located in Region III of northern Chile. The Company is considered an exploration stage company and its financial statements are presented in a manner similar to a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at March 31, 2008 and December 31, 2007 and results of operations and cash flows for the periods ended March 31 ,2008 and 2007 have been made.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements included in the Company’s annual report on Form 10-KSB filed with the SEC.  The results of operations and cash flows for the periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results and cash flows for the full year
.
2.	WEIGHTED AVERAGE NUMBER OF SHARES

	Three months ended March 31,
	2008	2007

Share allocation for distributed amounts
Preferred stock (common stock equivalent)	625,000	6,875,000
Common stock	29,189,133	16,269,133

Weighted average number of shares for undistributed amounts
Preferred stock (common stock equivalent)	625,000	6,875,000
Common stock	29,189,133	16,269,133

3.	LOSS CONTINGENCY

The Company’s Securities Purchase Agreement with Rubicon and Phelps Dodge required that a registration statement for the resale of the shares underlying the preferred shares and warrants issued to them be effective by January 30, 2006 and that the Company file a prospectus in Canada. In May 2006, the Company amended the Securities Purchase Agreement and issued 400,000 shares of common stock to Rubicon and 40,000 shares of common stock to Phelps Dodge in consideration for extending the registration period to September 30, 2006 and eliminating the Canadian filing requirement. These 440,000 shares of common stock may not have been eligible for an exemption from registration under the Securities Act of 1933. In the absence of such an exemption, these parties could bring suit against the Company to rescind the purchase of the 440,000 shares of common stock, in which event the Company could be liable for rescission payments to these persons.

During the year ended December 31, 2006, Rubicon agreed not to require registration of the 400,000 shares of common stock issued to it. A similar agreement is being sought from Phelps Dodge, but has not yet been received.

If the Company were to rescind the sale of the shares to Phelps Dodge, it would be liable for liquidated damages since January 30, 2006 equal to $5,000 per month for failure to meet the registration deadlines in the Securities Purchase Agreement. Through March 31, 2008, these damages could be as much as $130,000, plus interest at the rate of 1.5% per month. The Company believes that because of the relative amount of the liquidated damages collectable by Phelps Dodge, the likelihood of exercising a right of rescission and the attendant potential aggregate liability is not probable.

The Company recorded the $330,000 as shares issued for settlement of this amount and believes no additional accruals are required.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)

Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(US Funds)

Index	Page

Report of Independent Registered Public Accounting Firm	19

Consolidated Financial Statements

Consolidated Balance Sheets	20

Consolidated Statements of Operations	21

Consolidated Statements of Cash Flows	22

Consolidated Statements of Stockholders’ Equity (Deficit)	23 - 24

Notes to Consolidated Financial Statements	25 - 41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE DIRECTORS AND STOCKHOLDERS OF
WHITE MOUNTAIN TITANIUM CORP.
(An Exploration Stage Company)

We have audited the consolidated balance sheets of White Mountain Titanium Corporation (An Exploration Stage Company) as of December 31, 2007 and 2006 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2007, 2006 and 2005, and the cumulative period from inception (November 13, 2001) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended December 31, 2007, 2006 and 2005 and for the cumulative period from inception (November 13, 2001) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in Note 2 to the financial statements, the Company has no revenues and limited capital, which together raise substantial doubt about its ability to continue as a going-concern. Management plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, the Company changed its method of accounting for acquisition costs of mineral properties.

(signed) “Smythe Ratcliffe, LLP”

Chartered Accountants

Vancouver, Canada
March 27, 2008

7th Floor, Marine Building	Fax:	604.688.4675
355 Burrard Street, Vancouver, BC	Telephone:	604.687.1231
Canada V6C 2G8	Web:	SmytheRatcliffe.com

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Balance Sheets

(US Funds)

	December 31,
	2007	2006
		(restated Note 3)

Assets

Current
Cash and cash equivalents	$2,678,652	$2,049,315
Prepaid expenses	51,687	34,059
Receivables	39,953	28,787
Total Current Assets	2,770,292	2,112,161
Property and Equipment (Note 5)	58,466	56,671
Mineral Properties (Note 6)	651,950	650,000

Total Assets	$3,480,708	$2,818,832

Liabilities

Current
Accounts payable and accrued liabilities	$69,397	$109,571

Total Current Liabilities and Total Liabilities	69,397	109,571

Stockholders’ Equity

Preferred Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7)
20,000,000 Shares authorized 625,000 (2006 – 6,875,000) shares issued and outstanding	500,000	5,500,000

Common Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7)
100,000,000 Shares authorized 29,189,133 (2006 – 16,269,133) shares issued and outstanding	15,918,522	6,294,655
Deficit Accumulated During the Exploration Stage	(13,007,211)	(9,085,394)

Total Stockholders’ Equity	3,411,311	2,709,261

Total Liabilities and Stockholders’ Equity	$3,480,708	$2,818,832

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Operations

(US Funds)

				Cumulative Period
				From Inception
				(November 13,
				2001) through
	Years Ended December 31,			December 31,
	2007	2006	2005	2007

Expenses
Advertising and promotion	$65,757	$42,738	$4,522	$142,794
Amortization	22,824	17,540	12,866	55,814
Bank charges and interest	5,754	4,296	3,656	17,106
Consulting fees (Note 7(d)	928,532	115,955	192,774	1,755,777
Consulting fees – directors and officers (Note 7(d)	1,231,327	218,183	399,360	2,522,904
Exploration (Note 6)	571,090	1,041,629	475,649	2,596,957
Filing fees	250	27,463	4,718	45,297
Insurance	44,711	58,693	24,609	128,013
Investor relations	(7,708)	32,838	29,693	68,989
Licenses, taxes and filing fees	37,797	112,543	52,603	279,365
Management fees (Note 7(d)	595,350	96,000	565,840	1,257,190
Office	30,086	26,089	40,844	108,627
Professional fees	191,331	319,396	383,644	1,125,017
Rent	86,827	65,498	22,038	215,748
Telephone	28,266	13,490	4,778	51,526
Transfer agent fees	950	4,155	1,734	8,869
Travel and vehicle	189,182	176,450	177,196	704,105

Loss Before Other Items	(4,022,326)	(2,372,956)	(2,396,524)	(11,084,098)
Gain on Sale of Marketable Securities	-	69,064	18,153	87,217
Adjustment to Market for Marketable Securities	-	-	(11,610)	(67,922)
Foreign Exchange	9,418	(29,445)	4,697	(21,218)
Interest Income	88,485	146,503	72,330	307,318
Dividend Income	2,606	1,991	-	4,597
Financing Agreement Penalty (Note 7(a))	-	-	(330,000)	(330,000)

Net Loss for Year	(3,921,817)	(2,184,843)	(2,642,954)	(11,104,106)
Preferred stock dividends (Note 7(a))	-	-	(1,537,500)	(1,537,500)

Net Loss Available for Distribution	$(3,921,817)	$(2,184,843)	$(4,180,454)	$(12,641,606)

Loss Per Share (Note 8)	$(0.19)	$(0.10)	$(0.19)

Weighted Average Number of Shares of Common Stock Outstanding	19,713,626	16,118,545	15,624,575

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Cash Flows

(US Funds)

				Cumulative Period
				From Inception
				(November 13,
				2001) through
	Years Ended December 31,			December 31,
	2007	2006	2005	2007

Operating Activities
Net loss for year	$(3,921,817)	$(2,184,843)	$(2,642,954)	$(11,104,103)
Items not involving cash
Amortization	22,824	17,540	12,866	55,814
Stock-based compensation (Note 7(d)	718,184	59,896	688,920	2,118,750
Common stock issued for services	1,565,000	-	115,200	1,957,630
Financing agreement penalty (Note 7(a))	-	-	330,000	330,000
Adjustment to market on marketable securities	-	-	11,610	67,922
Gain on sale of marketable securities	-	(69,064)	(18,153)	(87,217)
Non-cash resource property expenditures	-	-	-	600,000
Changes in Non-Cash Working Capital
Receivables	(11,166)	(16,676)	(9,920)	(39,953)
Marketable securities	-	75,884	37,414	19,295
Accounts payable and accrued liabilities	(40,174)	73,793	3,757	69,397
Loan payable	-	-	-	-
Prepaid expenses	(17,629)	(8,737)	3,755	(51,687)

Cash Used in Operating Activities	(1,684,778)	(2,052,207)	(1,467,505)	(6,064,152)

Investing Activities
Addition to property and equipment	(24,619)	(14,890)	(55,675)	(114,280)
Addition to mineral property	(1,950)	-	-	(651,950)

Cash Used in Investing Activities	(26,569)	(14,890)	(55,675)	(766,230)

Financing Activities
Repayment of long-term debt	-	-	-	(100,000)
Issuance of preferred stock	-	-	5,000,000	5,000,000
Issuance of common stock	2,340,684	-	339,000	4,377,863
Stock subscriptions received	-	-	-	120,000
Stock subscriptions receivable	-	-	-	111,000
Working capital acquired on acquisition	-	-	-	171

Cash Provided by Financing Activities	2,340,684	-	5,339,000	9,509,034

Inflow (Outflow) of Cash and Cash Equivalents	629,337	(2,067,097)	3,815,820	2,678,652
Cash and Cash Equivalents, Beginning of Year	2,049,315	4,116,412	300,592	-

Cash and Cash Equivalents, End of Year	$2,678,652	$2,049,315	$4,116,412	$2,678,652

Supplemental Cash Flow Information
Income tax paid	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-

Shares Issued for
Settlement of debt	$-	$330,000	$500,000	$830,000
Services	$1,565,000	$-	$115,200	$1,957,630

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2002 and inception (November 13, 2001)	-	$-	-	$-	$-	$-	$-	$-
Shares issued for cash Private placements	4,040,000	404,000	-	-	(111,000)	-	-	293,000
Shares issued for services	7,211,000	72,110	-	-	-	-	-	72,110
Balance, prior to acquisition	11,251,000	476,110	-	-	(111,000)	-	-	365,110
Shares of accounting subsidiary acquired on reverse takeover	1,550,000	28,368	-	-	-	-	-	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover	-	(28,368)	-	-	-	-	-	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover	-	365,779	-	-	-	-	-	365,779
Excess of purchase price over net assets acquired on recapitalization	-	-	-	-	-	-	(365,607)	(365,607)
Net loss for year	-	-	-	-	-	-	(830,981)	(830,981)

Balance, December 31, 2003	12,801,000	841,889	-	-	(111,000)	-	(1,196,588)	(465,699)
Shares issued for cash Private placement	2,358,633	1,405,180	-	-	-	-	-	1,405,180
Share subscriptions received	-	-	-	-	-	120,000	-	120,000
Shares issued for services	128,500	205,320	-	-	-	-	-	205,320
Receipt of subscriptions receivable	-	-	-	-	111,000	-	-	111,000
Stock-based compensation	-	651,750	-	-	-	-	-	651,750
Net loss for year	-	-	-	-	-	-	(1,523,509)	(1,523,509)

Balance, December 31, 2004	15,288,133	$3,104,139	-	$-	$-	$120,000	$(2,720,097)	$504,042

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2004	15,288,133	$3,104,139	-	$-	$-	$120,000	$(2,720,097)	$504,042

Preferred stock issued for cash Private placement	-	-	6,250,000	5,000,000	-	-	-	5,000,000
Preferred stock issued for debt	-	-	625,000	500,000	-	-	-	500,000
Shares issued for cash Private placement	459,000	459,000	-	-	-	(120,000)	-	339,000
Shares issued for services	82,000	115,200	-	-	-	-	-	115,200
Stock-based compensation	-	688,920	-	-	-	-	-	688,920
Beneficial conversion feature	-	1,537,500	-	-	-	-	(1,537,500)	-
Net loss for year	-	-	-	-	-	-	(2,642,954)	(2,642,954)

Balance, December 31, 2005	15,829,133	5,904,759	6,875,000	5,500,000	-	-	(6,900,551)	4,504,208

Shares issued for financial agreement penalty to be settled (Note 11)	440,000	330,000	-	-	-	-	-	330,000
Stock-based compensation	-	59,896	-	-	-	-	-	59,896
Net loss for year	-	-	-	-	-	-	(2,184,843)	(2,184,843)

Balance, December 31, 2006	16,269,133	6,294,655	6,875,000	5,500,000	-	-	(9,085,394)	2,709,261
Stock-based compensation	-	718,184	-	-	-	-	-	718,184
Shares issued for cash Private placement	5,070,000	2,340,683	-	-	-	-	-	2,340,683
Shares issued for services	1,600,000	1,565,000	-	-	-	-	-	1,565,000
Shares issued for conversion of preferred stock	6,250,000	5,000,000	(6,250,000)	(5,000,000)	-	-	-	-
Net loss for the year	-	-	-	-	-	-	(3,921,817)	(3,921,817)
Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$-	$-	$(13,007,211)	$3,411,311

See notes to consolidated financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

2.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

White Mountain Titanium Corporation (the “Company”) currently has no ongoing operations. Its principal business is to advance exploration and development activities on the Cerro Blanco rutile (titanium dioxide) property (“Cerro Blanco”) located in Region III of northern Chile. The Company is considered an exploration stage company and its financial statements are presented in a manner similar to a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.

3.	GOING-CONCERN

These consolidated financial statements have been prepared by management on the basis of generally accepted accounting principles applicable to a “going-concern”, which assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The Company has an accumulated deficit of $13,007,211 (2006 - $9,085,394), has not yet commenced revenue-producing operations, and has significant expenditure requirements to continue to advance its exploration and development activities on the Cerro Blanco property.

These consolidated financial statements do not reflect adjustments that would be necessary if the going-concern assumption were not appropriate because management believes that the actions already taken or planned will mitigate the adverse conditions and events that raise doubts about the validity of the going-concern assumption used in preparing these consolidated financial statements. Management intends to raise additional capital through stock issuances to finance operations and invest in other business opportunities.

If the going-concern assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

4.	RESTATEMENT

In accordance with EITF 04-2, the Company treats mineral properties as property and equipment and, accordingly, property acquisition costs are capitalized. Previously, the Company expensed mineral property acquisition costs. Accordingly, certain expenditures from prior periods have been restated.

The effects on the financial statements resulting from the balance sheet adaption of this standard are as follows:

2006

Total assets, as previously stated	$2,168,832
Acquisition cost capitalized	650,000

Total assets, as restated	$2,818,832

Deficit, as previously stated	$9,735,394
Acquisition cost capitalized	(650,000)

Deficit, as restated	$9,085,394

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

5.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiaries, Compania Minera Rutile Resources Limitada (“Rutile”) (formerly Compania Minera Royal Silver Limitada), a Chilean corporation; White Mountain Titanium Corporation, a Canadian corporation; and White Mountain Titanium (Hong Kong) Limited, a Hong Kong corporation. All significant intercompany balances and transactions have been eliminated.

(b)	Cash equivalents

The Company considers all highly liquid debt instruments that are readily convertible to known amounts of cash and purchased with a maturity of three months or less from the date acquired to be cash equivalents.

(c)	Amortization

Amortization is provided using a straight-line method based on the following estimated useful lives:

Vehicles	- 5 years
Office furniture	- 5 years
Office equipment	- 5 years
Computer equipment	- 5 years
Field equipment	- 5 years

(d)	Exploration expenditures

The Company is in the exploration stage of developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

Exploration costs incurred in locating areas of potential mineralization are expensed as incurred. Mineral property acquisition costs are capitalized. Commercial feasibility is established in compliance with SEC Industry Guide 7, which consists of identifying that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. After an area of interest has been assessed as commercially feasible, expenditures specific to the area of interest for further development are capitalized. In deciding when an area of interest is likely to be commercially feasible, management may consider, among other factors, the results of prefeasibility studies, detailed analysis of drilling results, the supply and cost of required labour and equipment, and whether necessary mining and environmental permits can be obtained.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Exploration expenditures (Continued)

Mining projects and properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. If the estimated future cash flows expected to result from the use of the mining project or property and its eventual disposition are less than the carrying amount of the mining project or property, an impairment is recognized based upon the estimated fair value of the mining project or property. Fair value is generally based on the present value of the estimated future net cash flows for each mining project or property, calculated using estimated mineable reserves and mineral resources based on engineering reports, projected rates of production over the estimated life of the mine, recovery rates, capital requirements, remediation costs and future prices considering the Company’s hedging and marketing plans.

(e)	Asset retirement obligations

The Company recognizes a legal liability for obligations related to the retirement of property, plant and equipment and obligations arising from the acquisition, construction, development, or normal operations of those assets. Such asset retirement costs must be recognized at fair value when a reasonable estimate of fair value can be estimated in the period in which the liability is incurred. A corresponding increase to the carrying amount of the related asset, where one is identifiable, is recorded and amortized over the life of the asset. Where a related future value is not easily identifiable with a liability, the change in fair value over the course of the year is expensed. The amount of the liability is subject to re-measurement at each reporting period. The estimates are based principally on legal and regulatory requirements.

It is possible that the Company’s estimates of its ultimate reclamation and closure liabilities could change as a result of changes in regulations, changes in the extent of environmental remediation required, changes in the means of reclamation, or changes in cost estimates. Changes in estimates are accounted for prospectively commencing in the period the estimate is revised.

Although the Company has begun drilling, a reasonable estimate cannot be made at this time, therefore, no liability has been recorded.

(f)	Income taxes

The Company uses the asset and liability approach in its method of accounting for income taxes that requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance against deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. There is no federal income tax due as of December 31, 2007.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Stock-based compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company has elected to adopt SFAS No. 123R as at January 1, 2005 using the modified prospective method. Common stock issued for services subsequent to January 1, 2005 have been issued with a strike price equal to the fair market value on the date of issuance. Stock-based compensation is allocated to the expense category where the underlying expense is recorded.

(h)	Loss per share

The Company accounts for loss per share in accordance with SFAS No. 128, “Earnings Per Share”, which requires the Company to present basic and diluted earnings per share. The computation of loss per share is based on the weighted average number of shares of common stock outstanding during the year presented (see Note 8).

The Company uses the two-class method to calculate loss per share for common stock as well as preferred stock at their conversion equivalent to common stock.

Diluted loss per share has not been presented because the effects of all common share equivalents were anti-dilutive.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Financial instruments

The Company classifies its marketable securities into held-to-maturity, trading or available-for-sale categories. Marketable securities that are held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in operations. Marketable securities not classified as held-to-maturity or as trading are classified as available-for-sale and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in shareholders’ equity.

The fair value of substantially all securities is determined by quoted market prices. Gains and losses on securities sold are based on the specific identification method.

(i)	Credit risk

The Company’s financial asset that is exposed to credit risk consists primarily of cash and cash equivalents, which comprises a substantial portion of the Company’s assets. To manage the risk, cash and cash equivalents are placed with major financial institutions.

(ii)	Currency risk

The Company translates the results of non-US operations into US currency using rates approximating the average exchange rate each quarter. The exchange rate may vary from time to time. During the year ended December 31, 2007, the Company spent $258,817,890 Chilean pesos (US $497,801) on property exploration expenditures. Required expenditures to continue the exploration process will be affected by changes in foreign currency.

(j)	Conversion of foreign currency

The functional and reporting currency of the Company and its subsidiaries is the US dollar. The Company’s Chilean operations are re-measured into US dollars as follows:

•	Monetary assets and liabilities, at year-end rates;
•	All other assets and liabilities, at historical rates; and
•	Revenue and expense items, at the average rate of exchange prevailing during each quarter.

Exchange gains and losses arising from these transactions are reflected in operations for the year.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Accordingly, actual results could differ from those estimates and could impact the future results of operations and cash flows.

Significant areas requiring the use of estimates relate to the rates for amortization, determining the variables used in calculating the fair value of stock-based compensation expense, valuation allowance for future income tax assets and asset retirement obligations.

(l)	Recently enacted accounting standards

(i)
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. It clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including adjustment for risk, not just the company’s mark-to-model value. Statement No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. Fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. There is no impact on the Company’s financial statements

(ii)
In February 2007, the FASB issued SFAS 159, "Fair Value Option for Financial Assets and Financial Liabilities". The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. Most of the provisions of this statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", applies to all entities with available-for-sale and trading securities. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company expects that this new pronouncement will have no impact on the Company's financial statements.

(iii)
In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (SFAS 141(R)), which replaces SFAS 141. SFAF 141(R) requires assets and liabilities acquired in a business combination, contingent consideration, and certain acquired contingencies to be measured at their fair values as of the date of acquisition. SFAS 141(R) also requires that acquisition-related costs and restructuring costs be recognized separately from the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and will be effective for business combinations entered into after January 1, 2009. There is no impact on the Company’s financial statements

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)	Recently enacted accounting standards (Continued)

(iv)
In December 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (SFAS 160). SFAS 160 clarifies the accounting for non-controlling interests and establishes accounting and reporting standards for the non-controlling interest in a subsidiary, including classification as a component of equity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not currently have any minority interests.

(v)
SFAS 154, “Accounting Changes and Error Corrections”. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB 3, “Reporting Accounting Changes in Interim Financial Statements”. Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. There is no impact on the Company’s financial statements.

(vi)
On July 13, 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, Interpretation 48 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. There is no impact on the Company’s financial statements.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

6.	PROPERTY AND EQUIPMENT

	2007
		Accumulated
	Cost	Amortization	Net

Vehicles	$42,549	$10,226	$32,323
Office furniture	2,704	860	1,844
Office equipment	5,417	1,442	3,975
Computer equipment	7,553	2,121	5,432
Computer software	1,142	207	935
Field equipment	23,085	9,128	13,957

	$82,450	$23,984	$58,466

	2006
		Accumulated
	Cost	Amortization	Net

Vehicles	$38,738	$16,158	$22,580
Office furniture	5,927	1,439	4,488
Office equipment	4,422	1,027	3,395
Computer equipment	11,072	659	10,413
Field equipment	23,402	7,607	15,795

	$83,561	$26,890	$56,671

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

7.	MINERAL PROPERTY AGREEMENTS

On September 5, 2003, the Company, through its wholly-owned Chilean subsidiary, Rutile, entered into a purchase agreement with Compania Contractual Mineral Ojos del Salado (“Ojos del Salado”), a wholly-owned Chilean subsidiary of Phelps Dodge Corporation, to acquire a 100% interest in nine exploration mining concessions totalling 1,183 hectares, collectively known as Cerro Blanco. Cerro Blanco is located in Region III of northern Chile, approximately 39 kilometres, or 24 miles, west of the city of Vallenar. Consideration for the purchase was $650,000 comprised of staged payments as set out below:

(i)	$50,000 within 30 days from execution of the agreement (paid);
(ii)	$50,000 on March 4, 2004 (paid);
(iii)	$50,000 on September 5, 2004 (paid); and
(iv)	$500,000 on September 4, 2005 (paid).

The purchase agreement covering Cerro Blanco was originally entered into between Ojos del Salado and Dorado Mineral Resources NL (“Dorado”) on March 17, 2000. Under that agreement, Dorado purchased the mining exploitation concessions from Ojos del Salado for US $1,000,000, of which US $350,000 was paid. A first mortgage and prohibitions against entering into other contracts regarding mining concessions without the prior written consent of Ojos del Salado had also been established in favor of Ojos del Salado. On September 5, 2003, Rutile assumed Dorado’s obligations under the purchase agreement, including the mortgage and prohibitions, with payment terms as described above.

Ownership in mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequent, ambiguous conveyance history characteristic of mineral properties. The Company has investigated ownership of its mineral properties, and to the best of its knowledge, ownership of its interests is in good standing.

	Years Ended December 31,
	2007	2006	2005

Assaying	$70,671	$75,741	$89,222
Concession fees	43,148	20,632	2,060
Drilling	-	325,021	-
Environmental	10,792	-	47,098
Equipment rental	16,560	28,048	31,200
Geological consulting fees	260,811	368,218	265,286
Maps and miscellaneous	75,922	109,616	1,056
Metallurgy	5,766	5,441	-
Site costs	71,977	84,075	36,655
Transportation	15,443	24,837	3,072

Exploration expenditures for year	$571,090	$1,041,629	$475,649

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

8.	CAPITAL STOCK

(a)	Preferred stock

The Company’s authorized preferred stock with a par value of $0.001 is 20,000,000 shares. Each share of preferred stock has such rights, preferences and designations and will be issued in such series as determined by the Board of Directors.

During the year ended December 31, 2005, the Company designated and issued Series A Convertible Stock with a par value of US $0.001 per share. Each share of preferred stock is convertible into one common share of common stock at any time at the holder’s option. The preferred stock is unlisted, non-retractable and non-redeemable. The preferred stockholders are entitled to the number of votes equal to the number of whole shares of common stock into which they are convertible. The preferred stockholders are further entitled to the same dividends and distributions as the common stockholders.

Pursuant to the issuance of 6,875,000 shares of preferred stock in 2005, the Company was required to reach certain milestones including filing a registration statement relating to the common stock that would be issued on conversion of the preferred stock into common stock. Failure to meet these milestones would cause the Company to incur a penalty of 1% of the purchase price of the securities for each month the Company failed to meet the requirements. On May 5, 2006, the Company reached an agreement with the preferred stockholders to settle damages incurred related to breaching these milestones and deferred the period by when the registration must become effective to September 30, 2006. To settle this penalty, the Company agreed to issue 440,000 registered shares of common stock at a price of $0.75 each representing the fair market value at the date of settlement, for a total of $330,000. The Company treated the liquidating damages of the above transaction as a separate instrument and estimated its value at December 31, 2005 to be $330,000, being the Company’s estimate of the total penalty it would pay. During 2006, this liability was settled through the issuance of common stock.

During the year ended December 31, 2007, the holder of 6,250,000 shares of preferred stock elected to sell its position to new investors. The new investors purchased and received shares of common stock that resulted from the conversion of the preferred stock into 6,250,000 shares of common stock. Accordingly, the value of those shares of preferred stock was transferred to common share equity.

No additional preferred stock was issued during the year ended December 31, 2007.

(b)	Common stock

The Company’s authorized common stock with a par value of $0.001 is 100,000,000 shares.

During the year ended December 31, 2006, the Company issued 440,000 shares of common stock at a fair value of $330,000 in settlement of the penalty described in Note 11.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

7.	CAPITAL STOCK (Continued)

(b)	Common stock (Continued)

During the year ended December 31, 2007, the Company:

(i)
completed an offering of 5,070,000 units at a price of $0.50 per unit for total gross proceeds of $2,535,000. Each unit consisted of one share of common stock and one common stock purchase warrant exercisable at $0.60 until August 10, 2010. Share issuance costs for the private placement consist of cash payments of$194,317 and issuance of 77,600 warrants at an exercise price of $0.60, to give net proceeds of $2,340,683. ;

(ii)
issued 700,000 shares of common stock to management, employees, and consultants for past services at $0.50 per share of common stock, the market value at the time of signing the agreement. These costs have been expensed as management and consulting fees. An additional 700,000 warrants were issued exercisable on the same terms as in note (i) above, and were recorded at fair value using the Black-Scholes option pricing model;

(iii)	issued 6,250,000 shares of common stock upon the conversion of 6,250,000 shares of preferred stock as described in Note 7(a); and

(iv)
issued 900,000 shares of common stock to management, employees and consultants for services at $1.35 each, the market value at the time of signing the agreement. These costs have been expensed as management and consulting fees.

(c)	Stock options

During the year ended December 31, 2005, the Company adopted a formal stock option plan that covers its employees, directors, officers and consultants. Options granted under this plan are for five years and are subject to a vesting schedule as determined by the board at the time of grant.

During the year ended December 31, 2006, 350,000 stock options were granted at an exercise price of $1.25 each. These options were partially vested as at December 31, 2006.

During the year ended December 31, 2007, 1,325,000 stock options were granted at an exercise price of $0.50. These options were fully vested as at December 31, 2007. In addition, all partially vested stock options previously granted fully vested during 2007 and terms of certain options were extended as follows:

(i)	600,000 options were re-priced from an exercise price of $0.60 each to $0.50 each and were extended from an expiry date of May 31, 2009 to May 31, 2011

(ii)	400,000 options were re-priced from an exercise price of $1.00 each to $0.50 each and were extended from an expiry date of January 31, 2008 to January 31, 2011;

(iii)	200,000 options were re-priced from an exercise price of $1.25 each to $0.50 each and were extended from an expiry date of August 1, 2009 to August 1, 2011; and

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

(iv)	350,000 options were re-priced from an exercise price of $1.25 each to $0.50 each and were extended from an expiry date of August 31, 2009 to August 31, 2011.

	Years Ended December 31,
	2007		2006
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Outstanding - beginning of year	1,650,000	$0.50	1,300,000	$0.93
Granted	1,325,000	$0.50	350,000	$1.25

Outstanding – end of year	2,975,000	$0.50	1,650,000	$1.00
Exercisable – end of year	2,975,000	$0.50	1,430,375	$1.00

As at December 31, 2007 and 2006, the following director and consultant stock options were outstanding:

	Exercise	Years Ended December 31,
Expiry Date	Price	2007	2006

January 31, 2008	$1.00	-	400,000
May 31, 2009	$0.60	-	600,000
August 1, 2009	$2.00	100,000	100,000
August 1, 2009	$1.25	-	200,000
April 5, 2010	$0.50	250,000	-
January 31, 2011	$0.50	400,000	-
August 31, 2011	$1.25	-	350,000
May 31, 2011	$0.50	600,000	-
August 1, 2011	$0.50	200,000	-
August 31, 2011	$0.50	350,000	-
August 31, 2012	$0.50	1,075,000	-

		2,975,000	1,650,000

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

The shares under option at December 31, 2007 were in the following exercise price ranges:

	Options Outstanding and Exercisable
Exercise Price	Weighted Average Exercise Price	Number of Shares Under Option	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life in Years

$0.50	$0.50	2,875,000	$0.00	3.78
$2.00	$2.00	100,000	$0.00	1.59

	$0.55	2,975,000	$0.00	3.71

(d)	Stock-based compensation

During the year ended December 31, 2007, the total stock-based compensation recognized under the fair value method for management and consulting fees was $718,184 (2006 - $59,896; 2005 - $688,920) using the Black-Scholes option pricing model (Note 4 (g)). Included in the above total is stock-based compensation of $183,269 (2006 - $nil; 2005 - $nil) incurred as a result of the issuance of warrants (see note 7(b)(ii)), $455,290 (2006 - $59,896; 2005 - $688,920) incurred as a result of options granted during the year and $79,625 (2006 - $nil; 2005 - $nil) incurred as a result of re-pricing and of previously unvested issued stock options.

During 2007, stock-based compensation was reallocated in the statement of operations to the underlying expense account and, accordingly, stock-based compensation for prior periods have also been reallocated to conform to this year’s presentation.

	2007	2006	2005	Prior Periods

Consulting fees – directors and officers	$359,227	$35,683	$171,360	$510,000
Consulting fees	248,507	24,213	-	141,750
Management fees	110,450	-	517,560	-

Compensation - options	$718,184	$59,896	$688,920	$651,750

The following assumptions were used for the Black-Scholes option pricing model valuation of stock options granted:

	Years Ended December 31,
	2007	2006	2005

Expected life (years)	3 – 5	3 – 4	3 – 4
Interest rate	4.40%	3.98%	3.45%
Volatility	88.79%	83.83%	165.00%
Dividend yield	0.00%	0.00%	0.00%

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

7.	CAPITAL STOCK (Continued)

(e)	Share purchase warrants

Details of stock purchase warrant activity is as follows:

	Years Ended December 31,
	2007		2006
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Outstanding - beginning of year	7,175,000	$0.50	9,533,633	$1.32
Issued	5,847,600	$0.60	-	$0.00
Expired	-	$0.00	(2,358,633)	$1.50

Outstanding and exercisable
- end of year	13,022,600	$0.54	7,175,000	$1.25

During the year, 7,175,000 warrants had their exercise price reduced from $1.25 each to $0.50 each due to anti-dilution provisions, which were triggered by the private placement at $0.50 per unit. See Notes 7(b) and (d).

As at December 31, 2007, the following share purchase warrants were outstanding:

		Years ended
	Exercise	December 31,
Expiry Date	Price	2007	2006

July 11, 2009	$0.50	6,550,000	6,550,000
September 7, 2009	$0.50	625,000	625,000
August 10, 2010	$0.60	5,847,600	-

		13,022,600	7,175,000

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

9.	LOSS PER SHARE

The following data shows the amounts used in computing loss per share for the years presented:

	Years Ended December 31,
	2007	2006	2005

Net loss for year	$(3,921,817)	$(2,184,843)	$(2,642,954)
Preferred stock dividends	-	-	(1,537,500)

Net loss available for distribution	$(3,921,817)	$(2,184,843)	$(4,180,454)

Allocation of undistributed loss
Preferred shares (2.10%; 2006 - 29.71%; 2005 - 30.28%)	$(82,214)	$(649,011)	$(1,265,876)
Common shares (97.90%; 2006 - 70.29%; 2005 - 69.72%)	(3,839,603)	(1,535,832)	(2,914,578)

	$(3,921,817)	$(2,184,843)	$(4,180,454)

Basic loss per share amounts
Distributed amounts
Preferred stock	$-	$-	$(0.22)
Common stock	$-	$-	$-
Undistributed amounts
Loss per preferred share	$(0.02)	$(0.09)	$(0.31)
Loss per common share	$(0.19)	$(0.10)	$(0.19)

Weighted average number of shares:

	Years Ended December 31,
	2007	2006	2005

Share allocation for distributed amounts
Preferred stock (common stock equivalent)	625,000	6,875,000	6,875,000
Common stock	29,189,133	16,269,133	15,829,133

Weighted average number of shares for undistributed
amounts
Preferred stock (common stock equivalent)	5,299,658	6,875,000	4,034,675
Common stock	19,713,626	16,118,545	15,624,675

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

10.	INCOME TAXES

Income tax provisions are determined as follows:

	2007	2006	2005

Income tax benefit computed at statutory tax rate	$(1,372,636)	$(764,695)	$(925,034)
Amortization	7,988	6,139	4,503
Stock-based-compensation	251,364	20,964	241,122
Unrecognized tax losses	1,113,284	737,592	679,409
	$-	$-	$-

Deferred income taxes reflect the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The applicable tax rate to be expected is 35%. The components of the net deferred income tax assets are approximately as follows:

	Years Ended December 31,
	2007	2006	2005

Deferred income tax assets
Net operating losses and credit
carry-forwards	$2,502,178	$1,388,895	$1,168,850

Deferred tax assets	2,502,178	1,388,895	1,168,850
Valuation allowance	(2,502,178)	(1,388,895)	(1,168,850)

	$-	$-	$-

The valuation allowance reflects the Company’s estimate that the tax assets more likely than not will not be realized.

The Company has estimated net operating losses that may be carried forward to apply against future years’ income for US tax purposes. These losses expire as follows:

Available to	Amount
2018	$9,336
2019	10,270
2020	1,704
2021	4,574
2022	1,200
2023	22,201
2024	555,336
2025	1,101,371
2026	2,262,279
2027	3,180,809
$7,149,080

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
(US Funds)

11.	RELATED PARTY TRANSACTIONS

	2007	2006	2005

Advances for expenses outstanding at year end	$-	$10,000	$19,984
Consulting fees	434,993	308,576	229,879
Management fees	121,600	96,000	50,289
Rent	22,000	15,000	10,038

	$578,593	$429,576	$310,190

Advances are made to various related parties as required for corporate purposes including travel.

Consulting fees include payments to the officers and directors of the Company for services rendered, and include payments to the President, CFO, and VP Investor Relations. Management fees and rent consist of fees paid to a company partly controlled by the CEO of the Company.

Related party transactions are recorded at the exchange amount, which is the amount agreed to between the parties.

12.	LOSS CONTINGENCY

The Company’s Securities Purchase Agreement with Rubicon and Phelps Dodge required that a registration statement for the resale of the shares underlying the preferred shares and warrants issued to them be effective by January 30, 2006 and that the Company file a prospectus in Canada. In May 2006, the Company amended the Securities Purchase Agreement and issued 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge in consideration for extending the registration period to September 30, 2006 and eliminating the Canadian filing requirement. These 440,000 shares may not have been eligible for an exemption from registration under the Securities Act of 1933. In the absence of such an exemption, these parties could bring suit against the Company to rescind the purchase of the 440,000 shares, in which event the Company could be liable for rescission payments to these persons.

During the year ended December 31, 2006, Rubicon agreed not to require registration of the 400,000 shares issued to it. A similar agreement is being sought from Phelps Dodge, but has not yet been received.

If the Company were to rescind the sale of the shares to Phelps Dodge, it would be liable for liquidated damages since January 30, 2006 equal to $5,000 per month for failure to meet the registration deadlines in the Securities Purchase Agreement. Through December 31, 2007, these damages could be as much as $115,000, plus interest at the rate of 1.5% per month. The Company believes that because of the relative amount of the liquidated damages collectable by Phelps Dodge, the likelihood of exercising a right of rescission and the attendant potential aggregate liability is not probable.

The Company recorded the $330,000 as shares issued for settlement of this amount and believes no additional accruals are required.

[OUTSIDE BACK COVER]

White Mountain Titanium Corporation
[A Nevada Corporation]

20,752,600 Shares

Common Stock

PROSPECTUS

WHITE MOUNTAIN TITANIUM CORPORATION

Suite 2150--1188 West Georgia Street
Vancouver, B.C.
Canada V6E 4A2

Telephone (604) 408-2333

_______________, 2008

Until                            , 2008, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article IX of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$420
State filing Fees	$2,500
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$10,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$15,000
Miscellaneous	$7,080
Total	$50,000

None of the expenses of the offering will be paid by the selling security holders.

Item 26. Recent Sales of Unregistered Securities

In January 2005, we issued 67,000 shares to Research Works, Inc. in connection with a letter agreement to provide equity research services to the Company. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Research Works represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Research Works represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.

From September, 2004, to February, 2005, we conducted a non-public offering of 351,000 shares of common stock for $1.00 for gross proceeds of $351,000. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering. No underwriting discounts or commissions were paid in connection with the offering.

From January, 2005, to March, 2005, we conducted a non-public offering of 108,000 shares of common stock for $1.00 for gross proceeds of $108,000. Sales were made to the following investors:

Name	Number of Shares	Amount
Terry Ann Sandwick	38,000	$38,000
Jozsef Ambrus	50,000	$50,000
Alfredo Brahm	20,000	$20,000
TOTAL	108,000	$108,000

The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S. Each of the investors was a non-U.S. person at the time of the sale. The offer and sale of the shares was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf. The offering restrictions required pursuant to Regulation S were also implemented. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering. No underwriting discounts or commissions were paid in connection with the offering.

On February 8, 2005, the board of directors approved the granting of 400,000 options to Trio International Capital Corp. pursuant to a consulting agreement by which Trio is to provide services to us in connection with our plans to seek listing of our stock on the Toronto Stock Exchange; provide and coordinate our office in Vancouver, Canada; manage our corporate functions; and provide assistance with the pre-feasibility and feasibility reports on our property in Chile. These services are on-going. These three-year options, which were granted prior to the board’s adoption of the stock option plan, have been subsumed by the plan except for vesting. The options are exercisable at $1.00 per share and expire on January 31, 2008. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act. At the time of the grant to Trio International, each of the equity owners of the company was an accredited investor and our management determined that Trio International was a sophisticated investor. Trio International delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. It was provided access to information similar to the type of information which would be included in a prospectus. Trio International did not enter into the consulting agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction. It represented that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.

In July 2005, we issued 6,250,000 shares of convertible preferred stock and 6,250,000 warrants to purchase common stock for $1.25 per share to Rubicon pursuant to a Securities Purchase Agreement. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Rubicon represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. Rubicon represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. Rubicon did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Commissions were paid in connection with the transaction in the form of warrants issued to a finder.

Effective July 11, 2005, the board of directors issued 300,000 warrants to Sunrise Securities Corp. as a fee for assistance in the original funding transaction with Rubicon. The four-year warrants are exercisable at $1.25 per share. The warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Sunrise Securities represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the warrants. It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Sunrise Securities represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.

On August 18, 2005, the board of directors approved the granting of 200,000 options to Crosby Enterprises, Inc. pursuant to a consulting agreement to perform financial consulting and public relations services for us. These services are on-going. These four-year options, which were issued prior to the board’s adoption of the stock option plan, have been subsumed by the plan except for vesting. The options are exercisable at $1.25 per share and expire on August 1, 2009. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act. At the time of the purchase by Crosby Enterprises, each of the equity owners of the company was an accredited investor and our management determined that Crosby Enterprises was also a sophisticated investor. Crosby Enterprises delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. It was provided access to information similar to the type of information which would be included in a prospectus. Crosby Enterprises did not enter into the consulting agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction. It represented that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.

In September 2005, we issued 625,000 shares of convertible preferred stock and 625,000 warrants to purchase common stock for $1.25 per share to Phelps Dodge pursuant to an Amendment, Waiver and Joinder to the Securities Purchase Agreement. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Phelps Dodge represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. Phelps Dodge represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. Phelps Dodge did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. No commissions were paid in connection with the transaction.

From January through March 2005, we issued 15,000 shares to Memphis Consulting Group in connection with a consulting agreement to provide financial consulting and public relations services. The consulting agreement expired April 3, 2005. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Memphis Consulting represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Memphis Consulting represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.

In May 2006, we issued 400,000 shares of common stock to Rubicon and 40,000 shares to Phelps Dodge pursuant to an Amendment and Waiver to the Securities Purchase Agreement. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Rubicon and Phelps Dodge were accredited investors as defined in Rule 501 of Regulation D at the time of the acquisition. They delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares. They were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. No commissions were paid in connection with the transaction.

On September 1, 2006, the Compensation Committee approved the granting of 100,000 options to Charles E. Jenkins pursuant to a Management Services Agreement by which Mr. Jenkins agreed to provide services as our Chief Financial Officer. These five-year options were granted pursuant to our stock option plan. The options are exercisable at $0.50 and are fully vested. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act. Mr. Jenkins was an accredited investor at the time of the grant. He delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the grant form representing the option. Mr. Jenkins was provided access to information similar to the type of information which would be included in a prospectus. He did not enter into the Management Services Agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction. Mr. Jenkins represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the grant.

On September 1, 2006, the Compensation Committee approved the granting of 100,000 options to Terese Gieselman pursuant to a Management Services Agreement by which Ms. Gieselman agreed to provide services as our Secretary and Treasurer. These five-year options were granted pursuant to our stock option plan. The options are exercisable at $0.50 per share and are fully vested. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act. Ms. Gieselman was an accredited investor at the time of the grant. She delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the grant form representing the option. Ms. Gieselman was provided access to information similar to the type of information which would be included in a prospectus. She did not enter into the Management Services Agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction. Ms. Gieselman represented that she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the grant.

On September 1, 2006, the Compensation Committee approved the granting of 100,000 options to Natasha Tschischow and 50,000 options to Christian Feddersen for geological services performed on our mining property in Chile. These five-year options were granted pursuant to our stock option plan. The options are exercisable at $0.50 per share and are fully vested. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S. Each of the investors was a non-U.S. person at the time of the sale. The offer and sale of the shares was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf. The offering restrictions required pursuant to Regulation S were also implemented. No underwriting discounts or commissions were paid in connection with the offering.

On March 4, 2007, the Compensation Committee approved, subject to board approval, the granting of 250,000 options to David Nahmias for investor relations activities. These five-year options were granted pursuant to our stock option plan. The options are exercisable at $0.50 and are fully vested. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act. Mr. Nahmias was an accredited investor at the time of the grant. He delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the grant form representing the option. Mr. Nahmias was provided access to information similar to the type of information which would be included in a prospectus. He did not enter into the transaction for the options with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction. Mr. Nahmias represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the grant.

From July through August 2007, we conducted a non-public offering of up to 7,000,000 units, each unit consisting of one share of common stock and one common stock purchase warrant. The purchase price of each unit was $0.50 and the exercise price of the warrants is $0.60 per share at any time through August 15, 2010. The offering was completed with sales of 5,070,000 units made to seven non-U.S. persons and to four persons in the U.S. for gross proceeds of $2,535,000. The units were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(6) of the Securities Act and Regulation S promulgated by the SEC in a simultaneous offering to both U.S. and to non-U.S. persons. Each of the non-U.S. investors was a non-U.S. person at the time of the sale. The offer and sale of the units to such persons was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf. The offering restrictions required pursuant to Regulation S were also implemented for these sales. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares and warrants. They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering. We paid a cash selling commission of 8% of the gross proceeds on the sale of 4,770,000 of the units sold by Objective Equity, LLC, the selling agent for part of the offering. We also issued 77,600 warrants as a selling commission to such entity. We have agreed to register the resale of the common shares sold as part of the units and issuable upon exercise of the warrants.

Also on August 31, 2007, the Board of Directors granted bonuses of 700,000 shares of common stock and warrants to purchase 700,000 shares to management for past services. The exercise price of the warrants is $0.60 per share at any time through August 15, 2010. The shares and warrants were granted to the following persons:

Name	Number of Shares	Number of Warrants
Michael P. Kurtanjek	225,000	225,000
Trio International Capital Corp	225,000	225,000
Charles E. Jenkins	150,000	150,000
Howard M. Crosby	100,000	100,000

The shares and warrants were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(6) of the Securities Act and Regulation S promulgated by the SEC. All of the investors were accredited investors as defined in Rule 501 of Regulation D at the time of the grant. Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares and warrants. They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering. No selling commissions were paid in connection with the grant of the securities. We have agreed to register the resale of the common shares sold as part of the units and issuable upon exercise of the warrants.

On August 31, 2007, the Board of Directors approved the granting of 1,075,000 options to various members of management and to consultants as follows:

Name	Number of Options Granted
Michael P. Kurtanjek	150,000
Trio International Capital Corp.	150,000
Charles E. Jenkins	300,000
Howard M. Crosby	100,000
David Rochester	150,000
Derek Fray	100,000
Srdj Bulatovic	100,000
Maria Eugenia Moscoso	25,000

These five-year options are fully vested and exercisable at $0.50 per share. They expire on August 31, 2012. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act. Each optionee acknowledged appropriate investment representations with respect to the grants and consented to the imposition of restrictive legends upon the certificates representing the options. Each grantee was provided access to information similar to the type of information which would be included in a prospectus. Each grantee had a preexisting relationship with persons representing our company at the time of the transaction. Each grantee was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No selling commissions were paid in connection with these option grants.

On July 11, 2005, we closed the Securities Purchase Agreement with Rubicon Master Fund on $5,000,000 in equity financing and issued to Rubicon 6,250,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock. On September 27, 2007, Rubicon converted all of the preferred shares into 6,250,000 shares of our common stock. We received no proceeds from the conversion of these preferred shares into the common shares. All of the common shares issued upon the conversion of the Series A Convertible Preferred Stock were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 3 (a)(9) and/or Section 4(2) or 4(6) of the Securities Act. No commission or other remuneration was paid or given directly or indirectly in connection with the conversion transaction.

On December 21, 2007, the Board of Directors granted bonuses of 900,000 fully vested shares of common stock to management and outside consultants for past services. The shares were granted to the following persons:

Name	Number of Shares
Michael P. Kurtanjek	200,000
Brian Flower	200,000
Terese Gieselman	100,000
Maria Eugenia Moscoso	50,000
Ronald Nash	100,000
Cesar Lopez	100,000
Natasha Tschischow	75,000
Christian Feddersen	75,000

The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and Regulation S promulgated by the SEC. Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares. They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each recipient of the bonuses was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance. No selling commissions were paid in connection with the grant of the shares.

Item 27. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
2.1	Agreement and Plan of Merger dated January 26, 2004, with GreatWall Minerals, Ltd.	SB-2	333-129347	2.1	10/31/05
3.1	Articles of Incorporation	SB-2	333-129347	3.1	10/31/05
3.2	Current Bylaws	8-K	333-129347	3.1	9/12/06
4.1	Form of Common Stock Certificate	SB-2	333-129347	4.1	10/31/05

4.2	Certificate of Designations, Preferences and Rights of the Class A Convertible Preferred Stock, as amended	SB-2	333-129347	4.2	10/31/05
4.3	Form of Class A Convertible Preferred Stock Certificate	SB-2	333-129347	4.3	10/31/05
4.4	Warrant Certificate dated July 11, 2005, for Rubicon Master Fund	SB-2	333-129347	4.4	10/31/05
4.5	Warrant Certificate dated September 7, 2005, for Phelps Dodge Corporation	SB-2	333-129347	4.5	10/31/05
4.6	Registration Rights set forth in Article VI of the Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005 and May 5, 2006, for Rubicon Master Fund and Phelps Dodge Corporation	SB2/A	333-129347	4.6	11/24/06
4.7	Warrant Certificate effective July 11, 2005, in the name of Sunrise Securities Corp. for 300,000 shares	SB-2	333-129347	4.8	10/31/05
4.8	Stock Option Plan*	SB-2	333-129347	4.9	10/31/05
4.9	Stock Option Agreement with registration rights dated August 13, 2004, with Proteus Capital Corp.	SB-2	333-129347	4.10	10/31/05
5.1	Opinion re Legality of Shares	SB-2	333-148644	5.1	1/14/08
10.1	Transfer of Contract and Mortgage Credit dated September 5, 2003, between Compañía Contractual Minera Ojos del Salado and Compañía Minera Rutile Resources Limitada (formerly Minera Royal Silver Limitada), with payment extension document	SB-2	333-129347	10.1	10/31/05
10.2	Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005, with Rubicon Master Fund and Phelps Dodge Corporation	SB-2	333-129347	10.2	10/31/05
10.3	Amendment dated May 5, 2006, to Securities Purchase Agreement dated July 11, 2005	SB-2/A	333-129347	10.2(a)	5/30/06
10.4	Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2/A	333-129347	10.3(a)	5/30/06
10.5	Amendment dated September 1, 2006, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	8-K	333-129347	10.1	9/12/06
10.6	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.6	1/14/08
10.7	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.7	1/14/08
10.8	Option Agreement dated February 9, 2005, with Trio International Capital Corp.*	SB-2	333-129347	10.5	10/31/05
10.9	Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2/A	333-129347	10.9	5/30/06

10.10	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.10	1/14/08
10.11	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.11	1/14/08
10.12	Option Agreement dated May 31, 2004, with Michael Kurtanjek*	SB-2	333-129347	10.4	10/31/05
10.13	Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.7	10/31/05
10.14	Renewal dated February 6, 2006, of Business Consulting Agreement with Crosby Enterprises, Inc.*	SB-2/A	333-129347	10.7(a)	5/30/06
10.15	Amendment dated December 21, 2007, to Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-148644	10.15	1/14/08
10.16	Option Agreement dated August 18, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.6	10/31/05
10.17	Management Services Agreement dated February 6, 2006, with Lopez & Ashton Ltda.*	SB-2/A	333-129347	10.8(a)	5/30/06
10.18	Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	8-K	333-129347	10.2	9/12/06
10.19	Amendment dated August 31, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.19	1/14/08
10.20	Amendment dated December 21, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.20	1/14/08
10.21	Option Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2/A	333-129347	10.14	11/24/06
10.22	Management Services Agreement dated February 6, 2006, with MinCo Corporate Mgmt Inc., and First Amendment dated September 1, 2006*	8-K	333-129347	10.3	9/12/06
10.23	Option Agreement dated September 1, 2006, with Terese Gieselman	SB-2/A	333-129347	10.16	11/24/06
10.24	Brokerage Representation Agreement dated November 26, 2007, with Beacon Hill Shipping Ltd.	SB-2	333-148644	10.24	1/14/08
14.1	Code of Ethics	10-KSB	333-129347	14.1	3/29/07
21.1	List of Subsidiaries	SB-2	333-129347	21.1	10/31/05
23.1	Consent of Smythe Ratcliffe, LLP, independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					—

*Management contract, or compensatory plan or arrangement, required to be filed as an exhibit.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

   (iii) Include any material or changed information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Vancouver, Canada, on May 23, 2008.

WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President (Principal Executive Officer)

By:	/s/ Charles E. Jenkins
Charles E. Jenkins, Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ Michael P. Kurtanjek	Director & President	May 23, 2008
Michael P. Kurtanjek	(Principal Executive Officer)

/s/ Howard M. Crosby	Director	May 23, 2008
Howard M. Crosby

/s/ Cesar Lopez	Director	May 23, 2008
Cesar Lopez

/s/ Brian Flower	Director & Chairman	May 23, 2008
Brian Flower

/s/ Charles E. Jenkins	Director & Chief Financial Officer	May 23, 2008
Charles E. Jenkins	(Principal Financial and Accounting Officer)